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                                                                     Exhibit 3.2

No. 1101386

                         THE COMPANIES ACTS 1948 TO 1989

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                           DANKA BUSINESS SYSTEMS PLC

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                                   No. 1101386

                         THE COMPANIES ACTS 1948 TO 1989

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                           DANKA BUSINESS SYSTEMS PLC

                    (Adopted pursuant to a Special Resolution
                  passed on 17 December 1999 and as amended by Special Resolutions passed on 9 October 2001)

                                   PRELIMINARY

     1. The regulations contained in Table A in the First Schedule to the Companies Act 1948, in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company except insofar as they are repeated or contained in these Articles.

     2.   In these Articles, unless the context otherwise requires:

               "these Articles" means these Articles of Association or other the articles of association of the Company from time to time in force;

               "the Auditors" means the Auditors for the time being of the Company;

               "clear days" in relation to the period of a notice means that period excluding the day when notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

               "the Combined Code" means the principles of good governance and code of best practice derived by the Committee on Corporate Governance chaired by Sir Ronald Hampel and appended to the Listing Rules of the London Stock Exchange;

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               "the Directors" means the Directors for the time being of the
     Company or, as the case may be, the Board of Directors for the time being of the Company or the Directors present at a duly convened meeting of the Directors or any duly authorized committee at which a quorum is present;

               "dividend" includes bonus;

               "electronic communication" has the same meaning as in the Electronic Communications Act 2000;

               "Electronic Signature" means anything in electronic form which the Directors require to be incorporated into, or otherwise be associated with, an electronic communication for the purposes of establishing the authenticity or integrity of the communication;

               "holder" in relation to shares means the Member whose name is entered in the Register as the holder of the shares;

               "month" means calendar month;

               "the Office" means the registered office for the time being of the Company;

               "paid up" includes credited as paid up;

               "the Register" means the Register of Members required to be kept by the Statutes;

               "the Seal" means the common seal of the Company;

               "Secretary" includes a deputy of assistant secretary, and any person appointed by the Directors to perform the duties of the Secretary;

               "the Statutes" means the Companies Act 1985 (as amended by the Companies Act 1989), the Companies Act 1989 and every statutory modification or re-enactment thereof for the time being in force;

               "signed" and "signature" include execution under hand or under seal or by any other method and, in the case of an electronic communication, an Electronic Signature;

               "UK Listing Authority" means the Financial Services Authority in its capacity as the competent authority under Part IV of the Financial Services Act 1986 and Part VI of the Financial Services and Markets Act 2000;

               "Uncertificated Securities Regulations" means the Uncertificated Securities Regulations 1995, which term shall include, where the context requires or admits, any amendment or re-enactment thereof and the rules, facilities and requirements of the relevant system;

               "the United Kingdom" means Great Britain and Northern Ireland;

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               "in writing" and "written" include any method of representing words in a legible and non-transitory form, including by way of electronic communication where specifically provided in a particular Article or where permitted by the Directors in their absolute discretion;

               "year" means calendar year;

               Words importing the singular number only shall include the plural, and vice versa;

               Words importing the masculine gender only shall include the feminine gender;

               Words importing individuals and words importing persons shall include bodies corporate and unincorporated associations;

               The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder";

               The expressions "recognised clearing house" and "recognised investment exchange" shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services Act 1986 or the Financial Services and Markets Act 2000.

               The expressions "in uncertificated form" and "in certificated form" are to be interpreted in the same manner as in the Uncertificated Securities Regulations and the expressions "Operator", "Operator-instruction", "participating security" and "relevant system" shall bear the meanings respectively attributed to them in the Uncertificated Securities Regulations.

     A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

     Any reference herein to the provisions of any Act shall extend to and include any amendment or re-enactment of or substitution for the same effected by any subsequent statute.

     Subject as aforesaid, and unless the context otherwise requires, words and expressions defined in the Statutes shall bear the same meanings in these Articles.

     Headings are inserted for convenience only and shall not affect the construction of these Articles.

                                     SHARES

     3. The authorized capital of the Company as at the date of the adoption of these Articles as the Articles of Association of the Company is (pound)6,250,000 and US$500,000 divided into:

     3.1 500,000,000 ordinary shares of 1.25 pence each (the "Ordinary Shares"); and

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     3.2  500,000 6.50% senior convertible participating shares of US$1.00 each
(the "Participating Shares").

     3A. Shares of a particular class may be held in uncertificated form, subject to the Directors having made arrangements with the Operator of a relevant system for that class of share to be admitted as a participating security for the purpose of that relevant system. The Directors shall have power to make such arrangements in their discretion without the consent of the Members. In the event that the Directors shall make such arrangements, and for so long as the relevant class of shares shall continue to be a participating security, these Articles shall not apply to shares of the relevant class which are in uncertificated form, to the extent that these Articles are inconsistent with either the holding of title to such shares in uncertificated form or the transfer of title to such shares by means of the relevant system or the Uncertificated Securities Regulations. Where any class of shares is held in uncertificated form, the share register for that class shall (notwithstanding any other provision of these Articles) be maintained in accordance with the Uncertificated Securities Regulations. Subject to the provisions of the Uncertificated Securities Regulations, the Directors may determine that any class of shares shall cease to be a participating security.

     3B. Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

          (a) is held in uncertificated form; or

          (b) is permitted in accordance with the Uncertificated Securities Regulations to become a participating security.

     3C. Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Act, the Uncertificated Securities Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Act, the Uncertificated Securities Regulations, these Articles and the requirements of the relevant system:

          (a) to require the holder of that share in uncertificated form by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

          (b) to require the holder of that share in uncertificated form by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

          (c) to require the holder of that share in uncertificated form by notice to appoint any person to take any step, including without limitation, the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

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          (d) to take any action that the Directors consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

     4. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine). If requisite, the Company shall in accordance with the Statutes within one month from allotting shares deliver a statement in the prescribed form containing particulars of special rights.

     5.   Subject to the provisions of the Statutes:

          (1) any shares may be issued on the terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be provided by these Articles; and

          (2) subject to Article 10A(C)(xiii) the Company may purchase its own shares (including any redeemable shares) provided that the Company shall not purchase its own shares if at the time of such purchase there are outstanding any convertible shares of the Company which remain capable of being converted, unless such purchase has been sanctioned by an Extraordinary Resolution passed at a separate Meeting of the holders of each class of such convertible shares in accordance with Articles 16 and 17.

     6. The Company shall not give any financial assistance for the acquisition of shares in the Company except and in so far as permitted by the Statutes.

     7. The shares of the Company shall not be allotted at a discount and save as permitted by the Statutes shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

     8. The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

     9. (A) Save as otherwise provided in the Statutes or in these Articles, all unissued shares (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may (subject to the provisions of the Statutes) allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they may determine. The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

     (B)

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          (i)   Pursuant to and in accordance with Section 80 of the Companies
     Act 1985 (as amended) the Directors shall be generally and unconditionally authorized to exercise for each Section 80 prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount; and

          (ii) Pursuant to and within the terms of the said authority the Directors shall be empowered during each Section 89 prescribed period to allot equity securities wholly for cash (a) pursuant to a Scrip Dividend Offer; (b) in connection with a rights issue; and (c) otherwise than in connection with a Scrip Dividend Offer or a rights issue up to an aggregate nominal amount equal to the Section 89 Amount as if Section 89(1) of the Companies Act 1985 did not apply to such allotment; and

          (iii) During each Section 80 prescribed period and each Section 89 prescribed period the Company and its Directors by such authority and power may make offers or agreements which would or might require equity securities or other relevant securities to be allotted after the expiry of such period; and

          (iv)  For the purposes of this Article 9(B):

                (a) "rights issue" means an offer of equity securities open for acceptance for a period fixed by the Directors to holders of equity securities on the register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached thereto (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements, record dates or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in any territory or as regards shares held by any approved depositary or otherwise howsoever);

                (b) "Scrip Dividend Offer" has the meaning as ascribed in
          Article 137 below;

                (c) "Section 80 prescribed period" means any period not exceeding 5 years for which the authority conferred under sub-paragraph (1) is renewed by Ordinary or Special Resolution stating the Section 80 Amount;

                (d) "Section 89 prescribed period" means any period (not exceeding 5 years on any occasion) for which the power conferred under sub-paragraph (ii) is renewed by Special Resolution stating the
          Section 89 Amount;

                (e) "the Section 80 Amount" shall for any Section 80 prescribed period be that stated in the relevant Ordinary or Special Resolution;

                (f) "the Section 89 Amount" shall for any Section 89 prescribed period be that stated in the relevant Special Resolution;

                (g) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company,

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          the nominal amount of such shares which may be allotted pursuant to such rights; and

                (h) words and expressions defined in or for the purposes of Part IV of the Companies Act 1985 (as amended) shall bear the same meanings herein.

10A  6.50% SENIOR CONVERTIBLE PARTICIPATING SHARES

(A)  Encumbrances

     All Participating Shares (including any Participating Shares issued as a dividend or by way of bonus issue pursuant to Article 10A(C)) shall, when issued, be free from any option, charge, lien, equity, encumbrance, right of pre-emption or any other third party rights and free from any taxes and charges with respect to the issue thereof.

(B)  Ranking

     The Participating Shares shall, with respect to dividend rights and rights on a return of capital (whether on a liquidation, winding-up, dissolution or otherwise), on the terms set out in the following provisions of this Article 10A, rank in priority to the Ordinary Shares and each other class of Share Capital of the Company created after the date of adoption of these Articles which does not expressly provide that it ranks in priority to or on a par with the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Junior Securities"). The Participating Shares shall, with respect to dividend rights and rights on a return of capital, rank on a par with each other class of shares of the Company hereafter created which expressly provides that it ranks on a par with the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Parity Securities"); provided, that any such securities not issued in accordance with
Article 10A(D)(iv) hereof shall be deemed to be Junior Securities. The Participating Shares shall, with respect to dividend rights and rights on a return of capital, rank junior to each class of shares of the Company hereafter created which expressly provides that it ranks in priority to the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Senior Securities"); provided, that any such securities not issued in accordance with Article 10A(D)(iv) hereof shall be deemed to be Junior Securities.

(C)  Dividends

          (i) For each Dividend Period (as defined below), the holders of Participating Shares shall be entitled to receive with respect to their holdings of Participating Shares, in priority to the transfer of any sum to reserves or any rights of holders of Junior Securities, out of the distributable profits of the Company legally available therefor, cumulative preferential dividends calculated based on the then effective Liquidation Return per Participating Share at a rate per annum equal to the greater of
     (i) the Stated Dividend Rate and (ii) the Ordinary Share Equivalent Rate with respect to such Dividend Period.

          (ii) In the period prior to the fifth anniversary of the Issue Date (as defined below) the Company's obligations to pay dividends on the Participating Shares pursuant to Article 10A(C)(i) above (including in respect of all accumulated and unpaid dividends) shall be satisfied solely by the issue to the holders of the Participating Shares of

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     additional Participating Shares, credited as fully paid up for cash, as provided below. In the period commencing on the fifth anniversary of the Issue Date, dividends in respect of the Participating Shares (including all accumulated and unpaid dividends in respect of prior Dividend Periods which are payable in such period) shall be payable in cash; provided, that the Company's obligations to pay dividends on the Participating Shares pursuant to Article 10A(C)(i) above in such period shall be satisfied by the issue to the holders of the Participating Shares of additional Participating Shares, credited as fully paid up for cash, to the extent that the terms of the Company's then existing principal indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of U.S.$50 million in a bona fide underwritten public or bona fide private offering) prohibits the payments of such dividends in cash. The number of Participating Shares to be issued to the holders of Participating Shares when dividends are to be satisfied by the issue of Participating Shares shall equal the amount of the dividend expressed in cash divided by the then effective Liquidation Return per Participating Share, rounded down to the nearest full share after taking into account all Participating Shares owned by the holder thereof. If dividends are to be satisfied by the issue of Participating Shares in accordance with this Article 10A(C)(ii), the holders of the Participating Shares shall be deemed to have irrevocably authorized and instructed the Directors to apply the dividend payable to such holders in subscribing in cash for such Participating Shares and the Company irrevocably undertakes to apply the same in accordance with such instructions.

          (iii) Dividends shall be payable in arrears on each February 15, May 15, August 15 and November 15, unless such day is not a Business Day, in which event dividends shall be payable on the next succeeding Business Day (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on the first Dividend Payment Date in respect of Participating Shares which is at least seven days after the issuance thereof. For Participating Shares issued on the original issue date of the Participating Shares in accordance with these Articles (the "Issue Date"), the first dividend payment shall be for the period from and including the Issue Date up to but excluding the date of the first Dividend Payment Date, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. For Participating Shares issued subsequent to the Issue Date, the first dividend payment shall be for the period from and including the date of issuance thereof to but excluding the date of the first Dividend Payment Date thereafter, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. Each quarterly period beginning on February 16, May 16, August 16 and November 16 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period". The amount of dividends payable for each full Dividend Period shall be computed by dividing the applicable dividend rate per annum by four. Dividends (or amounts equal to accumulated and unpaid dividends) payable on Participating Shares for any period less than a full quarterly Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The record date for determination of holders of Participating Shares entitled to receive payment of a dividend or distribution thereon shall be, with

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     respect to the dividend payable on February 15, May 15, August 15 and
     November 15 of each year, the preceding January 15, April 15, July 15 and October 15, respectively, or such other record date as may be fixed by the Directors from time to time, which other record date shall be no less than 30 and no more than 60 calendar days prior to the relevant Dividend Payment Date. Dividends and distributions shall be payable to holders of record as they shall appear on the records of the Company on the applicable record date.

          (iv) When the Company's dividend obligations are to be satisfied by the issue of Participating Shares in accordance with Article 10A(C)(ii) above (whether prior to the fifth anniversary of the Issue Date or thereafter), then to the extent that the Company has insufficient distributable profits legally available in accordance with the Statutes for the payment of such dividends on any Dividend Payment Date, the Company shall (to the extent that it has reserves or sums in its share premium account legally available therefor in accordance with the Statutes) issue to the holders of the Participating Shares, by way of bonus issue, additional Participating Shares, except to the extent prohibited by the Company's then existing indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of US$50 million in a bona fide underwritten public or bona fide private offering). The number of additional Participating Shares to be so issued and the rights and obligations attaching thereto shall be the same as if the Company had issued such Participating Shares as a dividend in accordance with Article 10A(C)(ii). Any Participating Shares issued by way of a bonus issue under this Article 10A(C)(iv) shall be in lieu of dividends and the provisions of this Article 10A shall apply as if such Participating Shares had been issued as dividends. The rights to receive Participating Shares by way of bonus issue pursuant to this Article 10A(C)(iv) shall accrue to the holders of the Participating Shares and not to any other holder of Share Capital.

          (v) The cash equivalent of dividends on account of arrears in respect of each Participating Share for any particular Dividend Period in which dividends were not paid or a bonus issue was not made on the applicable Dividend Payment Date (including, without limitation, as a result of the Company not having available sufficient distributable profits, reserves or sums in its share premium account available for a bonus issue, or as a result of the rounding down of the number of Participating Shares issuable in the payment of dividends as provided above in Article 10A(C)(ii)) shall be automatically added to the then effective Liquidation Return on the relevant Dividend Payment Date. Any amounts so added to the then effective Liquidation Return in respect of such Participating Share shall be subject to reduction as provided below in
     Article 10A(C)(vi).

          (vi) To the extent the Company has profits or reserves legally available for distribution, an amount equal to accumulated and unpaid dividends for any past Dividend Period may be declared by the Directors and paid as a dividend (in Participating Shares or cash, as the case may be, as provided above in Article 10A(C)(ii)) or by way of a bonus issue in lieu of such dividend in accordance with Article 10A(C)(iv) on any subsequent Dividend Payment Date to all holders of Participating Shares of record on the record date for such subsequent Dividend Payment Date (including, without limitation,

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     holders of Participating Shares issued after the record date for the
     Dividend Payment Date for such past Dividend Period). Each such payment shall automatically reduce the then effective Liquidation Return by an amount equal to the aggregate amount of such payment divided by the total number of Participating Shares outstanding on such record date for such subsequent Dividend Payment Date; provided, however, that the Liquidation Return shall not be reduced below U.S.$1,000 per share.

          (vii) Dividends on the Participating Shares shall accumulate on a daily basis. Dividends shall cease to accumulate in respect of Participating Shares on the date of actual conversion or redemption thereof. The amount of the dividend due on each Dividend Payment Date shall, subject to Article 10A(C)(iv), be paid out of the profits of the Company available for distribution in accordance with the Statutes, without the need for any resolution of the Directors or of the Members in General Meeting.

          (viii) To the extent that the Company is legally permitted to do so but save where a majority of the Directors decides bona fide that to do so would be materially prejudicial to the business of any subsidiary undertaking, the Company shall use its best efforts to procure the distribution to the Company by its subsidiary undertakings in respect of each financial year by way of dividend or otherwise (except by the reduction of capital or own-share purchase) of sufficient of the profits, if any, of its subsidiary undertakings to enable the Company to pay the dividends on the Participating Shares.

          (ix) Dividends paid on the Participating Shares in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding, and any remainder not paid as provided above in respect of each Participating Share shall be added to the Liquidation Return as provided above in Article 10A(C)(v) hereof.

          (x) As long as any Participating Shares are outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Junior Securities unless:

                 (a) full cumulative dividends on all outstanding Participating Shares and any outstanding Parity Securities have been paid, or declared and set aside for payment, for all Dividend Periods terminating on or prior to the payment date of such dividend or distribution and for the current Dividend Period;

                 (b) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all redemption reserves, if any, for any outstanding Participating Shares or Parity Securities; and

                 (c) the Company is not in default of any of its obligations to redeem any outstanding Participating Shares or Parity Securities.

          (xi) As long as any Participating Shares are outstanding, no Junior Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries

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     (except in connection with a reclassification or exchange of any Junior
     Securities through the issuance of shares of, or warrants, rights or options exercisable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith) or the purchase, redemption or other acquisition of any Junior Securities with any shares of, or warrants, rights or options exercisable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith)), nor may any funds be set aside or made available for any redemption reserve for the purchase or redemption of any Junior Securities.

          (xii) As long as any Participating Shares are outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Parity Securities unless such dividends or other distributions are declared and paid pro rata so that the amounts of any such dividends or other distributions declared and paid per share on outstanding Participating Shares and each other share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Return per share of outstanding Participating Shares and the amount payable per share of such other outstanding shares of Parity Securities on a solvent winding up of the Company bear to each other.

          (xiii) As long as any Participating Shares are outstanding, no Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except with shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection therewith) unless the Participating Shares and such Parity Securities are purchased, redeemed or otherwise acquired pro rata so that the Fair Market Value of the consideration applied to the purchase, redemption or other acquisition of each Participating Share and each share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Return per outstanding Participating Share and the amount payable per share of such other outstanding Parity Securities on a solvent winding up of the Company bear to each other.

          (xiv) As long as any Participating Shares are outstanding, no resolution to reduce the Company's issued share capital or any uncalled liability thereon shall be effective unless such resolution is sanctioned by an extraordinary resolution of the holders of the Participating Shares held at a separate meeting of such holders.

          (xv) Subject to the provisions described above in this Article 10A(C), such dividends or other distributions (payable in cash, property or Junior Securities) as may be determined from time to time by the Directors may be declared and paid on the shares of any Junior Securities and/or Parity Securities and from time to time Junior Securities and/or Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Securities and/or Parity

     Securities, as the case may be, will be entitled, to the exclusion of holders of any outstanding Participating Shares, to share therein according to their respective interests.

(D)  Voting Rights

          (i) The holders of the Participating Shares (in addition to their rights set forth in this Article 10A(D) and otherwise provided by applicable law) shall be entitled from time to time to such number of votes for each Participating Share held as equals the number of Ordinary Shares into which such Participating Share is convertible on the record date set for determining the persons entitled to vote on any matter and shall, if they shall exercise such entitlement, vote together with the holders of the Ordinary Shares (and any other class or series of Share Capital, if any, similarly entitled to vote), as a single class, on all matters to be voted on by holders of the Ordinary Shares. Notwithstanding the preceding sentence, the aggregate voting rights attaching to the Participating Shares held by Cypress and Affiliates of Cypress shall in no circumstances exceed 29.99% of all voting rights from time to time exercisable by the Members of the Company in General Meeting. If the voting rights attaching to the Participating Shares held by Cypress and Affiliates of Cypress when calculated in accordance with this Article 10A(D)(i) exceed 29.99%, then the aggregate voting rights of the Participating Shares held by Cypress and Affiliates of Cypress shall be deemed to be 29.99%, and such voting rights shall be exercisable by Cypress (if it is a holder of Participating Shares) and Affiliates of Cypress that are holders of Participating Shares on a pro rata basis according to the number of issued Participating Shares held by each such holder.

          (ii) In addition to the voting rights set forth in Article 10A(D)(i), holders of the Participating Shares shall be entitled to vote as a separate class on matters which require (under these Articles or applicable law) a separate class vote of the Participating Shares and shall have such other voting rights as are set forth in this Article 10A(D).

          (iii) If at any time:

                (a) the Company shall have failed to redeem any outstanding Participating Shares in accordance with these Articles; or

                (b) dividends payable in cash on Participating Shares as provided in Article 10A(C)(ii) hereof (i.e., dividends payable in the period commencing on the fifth anniversary of the Issue Date) have not been paid in full in cash for six consecutive Dividend Periods regardless of whether or not the Company shall have paid dividends in additional Participating Shares pursuant to the proviso in the second sentence of Article 10A(C)(ii) hereof, or by way of bonus issue pursuant to Article 10A(C)(iv) hereof, thereafter and until, in the case of Article 10A(D)(iii)(a) above, the date that the Company shall have fulfilled its redemption obligations or, in the case of Article 10A(D)(iii)(b) above, until the date that all accumulated and unpaid dividends payable as provided in Article 10A(C)(ii) hereof (i.e., dividends payable on and after the fifth anniversary of the Issue
     Date), whether or not declared, on the outstanding

     Participating Shares shall have been paid in full and the Company shall have paid dividends in full in cash for four additional consecutive fiscal quarters thereafter, the number of Directors then constituting the Board of Directors of the Company shall be increased by two and the holders of Participating Shares, acting as a class, shall be entitled to elect the two additional Directors to serve on the Board of Directors by majority vote at a class meeting of the holders of the Participating Shares to be held immediately prior to any annual meeting of shareholders or extraordinary meeting held in place thereof, or by majority vote at an extraordinary meeting of the holders of the Participating Shares called as hereinafter provided, or by majority vote of the holders of the Participating Shares as set forth in a written document signed by all such holders. The remaining Directors of the Company shall be elected by the classes of Share Capital, including the Participating Shares, entitled to vote therefor, voting together, at each meeting of shareholders held for the purpose of electing Directors, all in accordance with the terms and procedures set forth in these Articles. As soon as, in the case of Article 10A(D)(iii)(a) above, the Company shall have fulfilled its redemption obligation and, in the case of Article 10A(D)(iii)(b) above, all accumulated and unpaid dividends payable as provided in Article 10A(C)(ii) hereof, whether or not declared, on the outstanding Participating Shares shall have been paid in full and the Company shall have paid dividends in full in cash for four additional consecutive fiscal quarters thereafter, then the right of the holders of the Participating Shares to elect such additional Directors pursuant to this Article 10A(D)(iii) shall immediately cease, the term of office of any person elected as Director by the holders of the Participating Shares shall forthwith terminate (and the holders of the Participating Shareholders shall take all steps necessary to procure the resignation of such Directors) and the number of Directors comprising the board of Directors shall be reduced accordingly. At any time after voting power to elect a Director shall have become vested and be continuing in the holders of Participating Shares pursuant to this Article 10A(D)(iii) or if a vacancy shall exist in the office of a Director elected by the holders of Participating Shares, the Directors may, and upon the written request of the holders of record of at least 25% of the Participating Shares then outstanding addressed to the Secretary of the Company shall, call an extraordinary meeting of the holders of Participating Shares, for the purpose of electing the Directors which such holders are entitled to elect. If such meeting shall not be called by the Directors within 20 days after personal service of written request upon the Secretary of the Company, or within 20 days after mailing the same by a reputable overnight air courier service, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least 25% of the outstanding Participating Shares may designate in writing one of their number to call such meeting at the expense of the Company. Such meeting may be called by the person so designated, or the Directors (as the case may be) upon the notice required for the Annual General Meeting of shareholders of the Company and shall be held at the place for holding the Annual General Meeting of shareholders. Any holder of Participating Shares so designated shall have, and the Company shall provide, access to the lists of shareholders to be called pursuant to the provisions hereof. The rights of the holders of the Participating Shares to elect two additional Directors pursuant to this Article 10A(D)(iii) shall be in addition to the right to appoint Directors set forth in Article 10A(H) hereof.

          (iv) As long as any Participating Shares are outstanding, subject to applicable law, the Company shall not, without consent of the holders of at least a majority of the number of Participating Shares at the time outstanding, voting as a single class, given in person or by proxy, either in writing or by vote at an extraordinary meeting of that class called for the purpose:

                (a) increase the number of authorized Participating Shares or issue any additional Participating Shares, other than as contemplated by the terms of the Participating Shares;

                (b) amend or modify the relative rights, powers, preferences or limitations of the Participating Shares or amend, alter or repeal any of the provisions of the Company's Memorandum of Association or these Articles so as to eliminate the Participating Shares or otherwise affect adversely the relative rights, powers, preferences or limitations of the holders of Participating Shares; or

                (c) other than Participating Shares, create, authorize, issue or permit to exist any class of Share Capital or series of preferred shares that ranks as Senior Securities or Parity Securities with respect to the Participating Shares, or reclassify any class or series of any Junior Securities into Senior Securities or Parity Securities or reclassify any class or series of any Parity Securities into Senior Securities, or authorize any securities exchangeable for, convertible into or evidencing the right to purchase any such class or series of Senior Securities or Parity Securities.

          (v) The holders of the Participating Shares shall be entitled to relinquish their rights to the tax gross-up provided for in Article 10A(I) at an extraordinary meeting of the holders of the Participating Shares duly convened on 14 days notice. If the holders of the Participating Shares present in person or by proxy at such meeting resolve by majority vote to relinquish such tax gross-up rights, the Participating Shares shall thereafter have no such rights and the Company shall not have the right to redeem the Participating Shares in accordance with Article 10A(E)(iv).

(E)  Redemption

          (i) Subject to the provisions of the Statutes and these Articles, the Company may redeem the Participating Shares and make payment in respect of the Participating Shares in accordance with the Statutes whether out of its distributable profits or out of the proceeds of a fresh issue of shares made for the purposes of such redemption or otherwise. For the purposes of any redemption under Articles 10A(E)(v) or 10A(E)(vii), the Company shall use its best efforts to complete a fresh issue of shares (taking into account then prevailing market conditions and other factors deemed reasonable by a majority of the Directors) if and to the extent that the Company does not have sufficient distributable profits to make such redemption without such a fresh share issue, but save to the extent that such fresh issue is prohibited by the Company's then existing indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of U.S.$50 million in a bona fide underwritten public offering or bona fide private offering).

          (ii) The Company shall not have the right to redeem the Participating Shares prior to the fourth anniversary of the Issue Date, except in the limited circumstances set forth in Articles 10A(E)(iv).

          (iii) On and after the fourth anniversary of the Issue Date and prior to the eleventh anniversary of the Issue Date, the Company shall have the right to redeem the Participating Shares, in whole but not in part, at a redemption price per share in cash equal to the greater of:

                 (a) the amount set forth below (expressed as a percentage of the then effective Liquidation Return), if redeemed during the twelve-month period beginning on the anniversary of the Issue Date in the years indicated below:

                      Percentage of
                      then Effective
        Year           Liquidation
-------------------   --------------
                          Return
                      --------------
2003                         103.250%
2004                         102.167%
2005                         101.083%
2006 and thereafter          100.000%

          and

                 (b) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption,

     in each case plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption. Notwithstanding the preceding sentence, the Company may, at its option (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted (in lieu of redemption in cash at the price referred to in Article 10A(E)(iii)(b)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with
     Article 10A(F)(ii)).

          (iv) Prior to the fourth anniversary of the Issue Date, the Company shall have the right to redeem the Participating Shares, in whole but not in part, at the same redemption price applicable for redemptions during the twelve-month period beginning on the anniversary of the Issue Date in 2003 (as set forth in Article 10A(E)(iii)), but only in the event that the Company has or will become obliged to pay Additional Amounts in respect of the Participating Shares under the provisions of Article 10A(I) at a rate of withholding or deduction in excess of 7.5% of the amounts otherwise payable but for such Article 10A(I) as a result of any change in, or amendment to, the laws (or any rules, regulations or ruling promulgated thereunder) of the United Kingdom, which change or amendment becomes effective after the Issue Date. Prior to the giving of any notice of redemption of the Participating Shares under this Article 10A(E)(iv), the Company will deliver to the holders of the Participating Shares (a) a certificate, executed by the Company's chief financial officer, stating that the Company is entitled to effect such redemption pursuant to this
     Article 10A(E)(iv) and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred; and (b) a written opinion of independent English legal advisors, of recognised standing, to the effect that the Company has or will become obliged to pay such Additional Amounts as a result of such change or amendment. Notwithstanding the preceding sentences of this
     Article 10A(E)(iv), the Company shall not have any rights to redeem the Participating Shares pursuant to this Article 10A(E)(iv) in the event that the holders of the Participating Shares vote pursuant to Article 10A(D)(v) to relinquish their rights to the tax gross-up provided for in Article 10A(I).

          (v) Subject to the Statutes, on the eleventh anniversary of the Issue Date (or as soon thereafter as the Company is permitted by the Statutes), the Company shall redeem all outstanding Participating Shares or, failing which, the maximum number of outstanding Participating Shares that can lawfully be so redeemed in accordance with the Statutes on such date, if any, at a redemption price per share in cash equal to the greater of (a) the then effective per share Liquidation Return and (b) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption, in each case plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption. Notwithstanding the previous sentence, the Company may, at its option (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted (in lieu of redemption in cash at the price referred to in Article 10A(E)(v)(b)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with Article 10A(F)(ii)). In case the Company is unable to so redeem all outstanding Participating Shares on the eleventh anniversary of the Issue Date, it shall do so pro rata on a share-by-share basis among the holders of all such Participating Shares.

          (vi) A notice to redeem the Participating Shares pursuant to Article 10A(E)(iii), 10A(E)(iv) or 10A(E)(v) hereof (the "Redemption Notice") shall be sent by or on behalf of the Company, by a reputable overnight air courier service, to holders of record of Participating Shares at their respective addresses as they shall appear on the records of the Company, not less than 30 days nor more than 60 days prior to the date fixed for redemption:

                 (a) notifying such holders of the election of the Company to redeem such shares, the number of shares to be redeemed, and of the date fixed for redemption;

                 (b) stating that the Participating Shares may be converted in accordance with Article 10A(F) hereof, until the close of business (London time) on the Business Day prior to the date of redemption by surrendering to the Company or the registrar (who shall act as transfer agent for the Participating Shares) the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the registrar;

                 (c) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the redemption price to be paid therefor; and

                 (d) stating that dividends shall cease to accumulate on the date of redemption unless the Company defaults in the payment of the redemption price.

          (vii) (a) Subject to the provisions of the Statutes, in the event of any Change of Control, each holder of the Participating Shares shall have the right, at such holder's option, subject to the terms and conditions hereof, to require the Company to redeem its Participating Shares, in whole or in part, on a Business Day that is no earlier than 30 days nor later than 60 days after the occurrence of such Change of Control (the "Change of Control Repurchase Date") at a redemption price per Participating Share in cash equal to the greater of
     (1) 101% of the then effective per share Liquidation Return and (2) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption, in each case plus accumulated and unpaid dividends in respect of each Participating Share being redeemed for the period from the most recent Dividend Payment Date through and including the date of redemption, plus the sum of any remaining dividend payments that would have otherwise been payable on such Participating Shares (assuming that the Stated Dividend Rate would have been the applicable rate throughout such period) up to and including the date which is three and one-half years after the Issue Date (the "Change of Control Repurchase Price"). Notwithstanding the preceding sentence, the Company may, at its option (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted (in lieu of redemption in cash at the price referred to in Article 10A(E)(vii)(a)(2)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with Article 10A(F)(ii)), except that the Company shall pay in cash such sum of any remaining dividend payments referred to in the preceding sentence.

                 (b) In the event of any Change of Control, each holder of Participating Shares may, alternatively, convert its Participating Shares, in whole or in part, into Ordinary Shares in accordance with
          Article 10A(F) and, if converted after such Change of Control but prior to or at the close of business on the 60th day after the Change of Control Notice, subject to the provisions of the Statutes, such holder shall receive on the date of conversion an additional cash payment equal to the sum of any remaining dividend payments that would have otherwise been payable on such converted Participating Shares (assuming that the Stated Dividend Rate would have been the applicable rate throughout such period) through and including the date which is three and one-half years after the Issue Date (the "Additional Change of Control Payment").

                 (c) If the Company is unable lawfully to redeem in accordance with the Statutes all Participating Shares as to which holders have, at their option, required the Company to redeem in accordance with
          Article 10A(E)(vii)(a), then it shall do so pro rata on a share-by-share basis among all such shares of the relevant holders. Similarly, if the Company is unable lawfully to pay any Additional Change of Control Payment set forth in Article 10A(E)(vii)(b), then it shall do so pro rata on a share-by-share basis among all such shares of the relevant holders. For purposes of the preceding two sentences, the redemption of Participating Shares pursuant to Article 10(E)(vii)(a) shall have priority over the payment of any Additional Change of Control Payment pursuant to Article 10A(E)(vii)(b).

                 (d) Notwithstanding Articles 10A(E)(vii)(a) or 10A(E)(vii)(b), to the extent that the Company is prohibited by the Statutes from paying the Change of

          Control Repurchase Price set forth in Article 10A(E)(vii)(a) and/or any Additional Change of Control Payment set forth in Article 10A(E)(vii)(b) to the relevant holder of any Participating Share, respectively, then the Change of Control Adjustment Amount, if applicable, shall be added to the Liquidation Return of each such Participating Share that will not be redeemed or converted in accordance with such Articles and each such Participating Share not so redeemed or converted shall remain outstanding after any corresponding Change of Control Repurchase Date and/or the 60th day after the corresponding Change of Control Notice, as the case may be.

                 (e) The Company shall comply with the requirements of Rule 14e-1 under the U.S. Securities Exchange Act of 1934 and any other securities laws and regulations to the extent such Rule and such laws and regulations are applicable in connection with the redemption of Participating Shares as a result of a Change of Control in accordance with Article 10A(E)(vii)(a).

                 (f) The Company shall not be required to redeem Participating Shares in the event of the occurrence of a Change of Control in accordance with Article 10A(E)(vii)(a) if any other Person acquires all Participating Shares in respect of which a Change of Control Repurchase Notice has been validly tendered and not withdrawn in the manner and at the times required by, and otherwise in compliance with,
          Article 10A(E)(ix) and Article 10A(E)(x).

          (viii) A notice of a Change of Control (the "Change of Control Notice") shall be sent by or on behalf of the Company, by a reputable overnight air courier service, to each holder of Participating Shares of record at its respective address as it appears on the records of the Company not more than 10 days after the Change of Control:

                 (a) describing the transaction that constitutes the Change of Control;

                 (b) stating the date by which any Change of Control Repurchase Notice (as defined below) must be received by the Company or the registrar from such holder and any Change of Control Repurchase Date;

                 (c) stating the procedures for withdrawing any Change of Control Repurchase Notice;

                 (d) stating that the Participating Shares may be converted in accordance with Article 10A(F) until the close of business on the Business Day prior to any Change of Control Repurchase Date by surrendering to the Company or its registrar the certificate or certificates for the Participating Shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the transfer agent for the Participating Shares, if any;

                 (e) stating any Additional Change of Control Payment;

                 (f) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and any Change of Control Repurchase Price to be paid therefor; and

                 (g) stating that dividends shall cease to accumulate on any Change of Control Repurchase Date unless the Company defaults in payment of any Change of Control Repurchase Price.

          (ix) To exercise its rights, if any, pursuant to Article 10A(E)(vii)(a), a holder of Participating Shares must deliver written notice (a "Change of Control Repurchase Notice") to the Company, of the exercise of such right prior to the close of business on the Business Day immediately prior to the Change of Control Repurchase Date. The Change of Control Repurchase Notice must state (a) the number of Participating Shares to be redeemed and (b) that such Participating Shares will be submitted for redemption by the Company on the Change of Control Repurchase Date.

          (x) Any Change of Control Repurchase Notice may be withdrawn by a holder of Participating Shares by a written notice of withdrawal received by the Company prior to or at the close of business (London time) on the Business Day immediately prior to the Change of Control Repurchase Date. The notice of withdrawal must state the number of Participating Shares as to which the withdrawal notice relates and the number of Participating Shares, if any, which remains subject to the original Change of Control Repurchase Notice.

          (xi) Neither failure to mail any Redemption Notice or Change of Control Notice, as the case may be, nor any defect in any Redemption Notice or Change of Control Notice, as the case may be, to one or more holders of Participating Shares shall affect the sufficiency of the proceedings for redemption as to other holders. Subject to compliance with the provisions of this Article 10A(E), the Company shall forthwith upon the date fixed for redemption pay the redemption monies to the appropriate holders of the Participating Shares.

          (xii) On redemption the Company shall cancel the share certificate of the applicable holder of Participating Shares and, in the case of a redemption of part of the Participating Shares included in such certificate, without charge issue a new certificate to such holder for the balance of Participating Shares not redeemed.

          (xiii) To the extent the Company is legally permitted to do so and save where a majority of the Directors decides bona fide that to do so would be materially prejudicial to the business of any subsidiary undertaking, the Company shall use its best efforts to procure the distribution to the Company by its subsidiary undertaking in respect of each financial year by way of dividend or otherwise (except by the reduction of capital or own-share purchases) of sufficient of the profits, if any, of its subsidiary undertakings to enable the company to redeem the Participating Shares in accordance with this Article 10A(E).

          (xiv) If a Redemption Notice or a Change of Control Notice shall have been given as hereinbefore provided, then each holder of Participating Shares shall be entitled to all relative rights, powers, preferences and limitations accorded to holders of the Participating Shares until and including the date of redemption. Provided that the Company shall have complied with its obligations pursuant to this Article 10A(E), from and after the date of redemption, the Participating Shares the subject of such redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive the monies to be paid under this Article 10A(E).

          (xv) Any redemption monies unclaimed by the holders of the Participating Shares entitled thereto for a period of 30 days following the requisite payment date shall promptly be deposited by the Company in a third party bank account to be held in trust for such holders.

          (xvi) If a holder whose Participating Shares are to be redeemed under this Article 10A(E) fails to deliver the certificate (or certificates) for those shares to the Company, the Company may retain the redemption monies payable to such holder pending delivery of such certificate(s). No person shall, prior to delivery of such certificate(s), have any claim against the Company for redemption monies retained under this Article 10A(E)(xvi), and the Company shall not be liable for interest in respect thereof.

          (xvii) The Directors may, pursuant to the authority given by the adoption of this Article 10A(E), consolidate and sub-divide the share capital available for issue as a consequence of a redemption of Participating Shares into Ordinary Shares or any other class of shares into which the authorized share capital of the Company is then divided, each of a like nominal amount as the shares of that class then in issue, or into unclassified shares of the same nominal amount as the Participating Shares. The Directors may issue shares in anticipation of redemption to the extent permitted by the Statutes and these Articles.

(F)  Conversion Rights

          (i)    Subject to and upon compliance with the provisions of this
     Article 10A(F), the holder of any Participating Shares shall have the right, at any time and from time to time, at such holder's option, to convert all or part (having an aggregate Liquidation Return of at least U.S.$1 million) of such holder's Participating Shares into Ordinary Shares, and the Company shall have the limited ability in accordance with Article 10A(E)(iii), Article 10A(E)(v) and Article 10A(E)(vii) to elect to cause the Participating Shares to be converted into Ordinary Shares. If a Redemption Notice or a Change of Control Repurchase Notice has been given as hereinbefore provided, such right of conversion shall terminate at the close of business on the Business Day prior to the date fixed for redemption.

          (ii) Each Participating Share as a whole (and not a fraction thereof) shall be converted into the number of Ordinary Shares as is equal to the number determined by dividing (i) the sum of the Liquidation Return on the date of conversion plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the date of conversion (in respect of such Participating Share) by (ii) the Conversion Price in effect on the date of conversion.

          (iii) Conversion of such Participating Shares as are due to be converted ("Relevant Shares") shall be effected in such manner as may be authorized by applicable law and, without prejudice to the rights of the holders of the Participating Shares under this Article 10A(F), as the Directors may in their absolute discretion from time to time determine for effecting the exercise of the conversion rights attaching to the relevant Participating Shares (unless the holders of the Participating Shares pass an extraordinary resolution at a class meeting of the holders of the Participating Shares electing a particular manner of conversion (which extraordinary resolution is in effect prior to or at the time of delivery of the Conversion Notice relating to the Shares to be converted) in which case conversion shall be effected in such manner, provided that such manner complies with these Articles and the Statutes). Without limiting the foregoing, the conversion of the Participating Shares may be effected by any of the methods set out below (and the Directors shall be authorized for all relevant purposes pursuant to the authority given by the resolution adopting these Articles to so convert the Participating Shares):

                 (a) Conversion may be effected by the redemption of the Relevant Shares (or any of them) on the relevant conversion date for a sum equal to the Liquidation Return on the date of conversion plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the conversion date, out of distributable profits of the Company. In that event, the Relevant Shares confer upon the holders thereof the right and obligation to subscribe for the appropriate number of Ordinary Shares to which such holder is entitled in accordance with Article 10A(F)(ii), at such aggregate premium, if any, as represents the amount by which the redemption monies payable in respect of the Relevant Shares exceeds the nominal amount of such number of Ordinary Shares. If redemption is to be made in accordance with this Article 10A(F)(iii)(a), the Conversion Notice given by or relating to a holder of Relevant Shares shall be deemed irrevocably to authorise and instruct the Directors to apply the redemption monies payable to such holder in subscribing in such holder's name for such Ordinary Shares at such premium.

                 (b) Conversion may be effected by the redemption of the Relevant Shares (or any of them) on the relevant conversion date, for a sum equal to the Liquidation Return on the conversion date plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the conversion date, out of the proceeds of a fresh issue of shares made for the purposes of redemption or in any other manner allowed by the Statutes and these Articles. In that event, the Relevant Shares confer on the holders thereof the right and obligation to subscribe for the appropriate number of Ordinary Shares to which that holder is entitled in accordance with Article 10A(F)(ii), at such aggregate premium, if any, as represents the amount by which the redemption monies payable in respect of the Relevant Shares exceeds the nominal amount of such number of Ordinary Shares. If redemption is to be made out of the proceeds of a fresh issue of shares made for the purposes of the redemption the Conversion Notice given by or relating to a holder of Relevant Shares shall be deemed irrevocably:

                     (1) to have appointed any Person selected by the Directors as such holder's agent with authority to apply an amount equal to the redemption monies in respect of that holder's Relevant Shares in subscribing and paying on that holder's behalf for the number of Ordinary Shares to which such holder is entitled in accordance with Article 10A(F)(ii); and

                     (2) to have authorized and instructed the Directors to pay following the allotment of such Ordinary Shares such redemption monies to such agent who shall be entitled to retain the same for the agent's own benefit without being accountable therefor to such holder.

                 (c) Conversion may be effected by means of consolidation and sub-division to the extent that such consolidation and sub-division can lawfully be effected in accordance with the provisions of the Statutes (or other applicable laws) and these Articles. In such case, the requisite consolidation and sub-division shall be effected pursuant to the authority given by the resolution adopting these Articles as follows. All the Relevant Shares held by any holder or joint holders in respect of which a Conversion Notice shall have been delivered shall be consolidated into one share having a nominal value equal to the aggregate nominal value of the Relevant Shares. Such consolidated share shall be sub-divided and redesignated into such number of Ordinary Shares of 1.25p each (or such other nominal value as may be appropriate as a result of any consolidation or sub-division of the Ordinary Shares), as is equal to the number of Ordinary Shares to which such holder is entitled pursuant to such Conversion Notice (fractional entitlements to an Ordinary Share being disregarded) and such number of special deferred shares of 0.001p each, if any, as have an aggregate nominal value equal to the amount, if any, by which the aggregate nominal value of such Ordinary Shares issued on conversion is less than the aggregate nominal value of such consolidated share. Any such special deferred shares will have the rights set out in
          Article 10A(F)(iv). The Directors shall be authorized for all relevant purposes pursuant to the authority given by the resolution adopting these Articles to make such arrangements for the attribution of value to reflect the redesignation of a U.S. dollar denominated share as a sterling denominated share.

                 (d) Provided it is lawful to do so in accordance with the Statutes (or other applicable laws) and the Articles, conversion may be effected by means of the issue of Ordinary Shares to the holders of the Relevant Shares credited as paid up in full out of distributable profits or reserves, sums in the Company's share premium account or otherwise legally available therefor. In such case, the number of Ordinary Shares to be issued shall be the number of Ordinary Shares to which such holder is entitled in accordance with Article 10A(F)(ii). In such event, upon the issue of such Ordinary Shares the Relevant Shares shall be subdivided and redesignated by the Directors pursuant to the authority given by the resolution adopting these Articles into special deferred shares of U.S. 0.001 cents each having the rights set out in
          Article 10A(F)(iv) below.

                 (e) If and to the extent that conversion in accordance with the above means (or any other means) would result in an illegal reduction of capital or the issue of shares at a discount then the Company shall take such action as may be lawful to issue such number of Ordinary Shares to the holders of the Relevant Shares as may be required by the foregoing provisions of this Article 10A(F)(iii) including by way of the issue of bonus shares to the holders of the Relevant Shares or otherwise (but in no event shall the holders of the Relevant Shares receive a number of Ordinary Shares exceeding their entitlement under
          Article 10A(F)(ii)).

          (iv) In the case of a conversion effected pursuant to either Article 10A(F)(iii)(c) or (d) the special deferred shares arising as a result thereof shall on a return of capital in a winding-up or otherwise entitle the holder only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares plus the payment of an additional (pound)50,000 on each Ordinary Share and shall not entitle the holder to the payment of any dividend nor to receive notice of or to attend or vote at any General Meeting of the Company and such conversion shall be deemed to confer irrevocable authority on the Company at any time thereafter to appoint any person to execute on behalf of the holders of such shares an instrument of transfer thereof and/or an agreement to transfer the same, without making any payment to the holders thereof, to such person as the Directors may determine as custodian thereof and to agree to the cancellation and/or purchase by the Company of the same (in accordance with the provisions of the Statutes) for a price of 1p for all the special deferred shares without obtaining the sanction of the holder thereof and pending such transfer and/or agreement to transfer and/or cancel and/or purchase to retain the certificate for such shares (if any certificate has been issued in respect thereof).

     The Company may at its option (exercisable by resolution of the Directors) at any time after the creation of any special deferred shares redeem all or any of the special deferred shares then in issue for 1p for all the special deferred shares redeemed, at any time upon giving the registered holders of such share or shares not less than 28 days' previous notice in writing of its intention so to do, such notice fixing a time and place for redemption of such shares.

          (v) The holder of any Participating Shares may exercise the conversion right specified in Article 10A(F)(i) by surrendering to the Company at its registered office or its registrar the certificate or certificates for the Participating Shares to be converted, accompanied by written notice specifying the number of shares to be converted with any evidence the Directors may reasonably require to prove title of the person exercising the right to convert (the "Conversion Notice"). If the Company has exercised its limited ability in accordance with Article 10A(E)(iii),
     Article 10A(E)(v) or Article 10A(E)(vii) to elect to cause the Participating Shares to be converted into Ordinary Shares then a Conversion Notice shall be deemed to have been given upon such exercise.

          (vi) Allotments of Ordinary Shares arising from conversion shall be made within 10 Business Days of the delivery of the Conversion Notice to the Company. Subject to the provisions of Article 10A(F)(ix)(h) hereof, as promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of each holder of Relevant Shares a new certificate or certificates for the number of Ordinary Shares to which such holder is entitled, a new certificate for any unconverted Participating Shares comprised in any certificate(s) surrendered by such holder, and a cheque or cash with respect to any fractional interest in an Ordinary Share, as provided in Article 10A(F)(viii) hereof. In the meantime, transfers of new Ordinary Shares shall be certified against the register.

          (vii) Subject to the provisions of Article 10A(F)(ix)(h) hereof, the person in whose name the certificate or certificates for Ordinary Shares are to be issued shall be entered into the Company's register of Members as a holder of record of such Ordinary Shares immediately prior to the close of business on the date of conversion. A Conversion Notice may only be withdrawn by notice by the holder(s) of the Relevant Shares delivered to the Company not less than two Business Days prior to the date of conversion.

          (viii) No fractions of Ordinary Shares shall be issued upon conversion of Participating Shares. If more than one Participating Share shall be surrendered for conversion at any one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Participating Shares so surrendered. If as a result of conversion holders become entitled to fractions of an Ordinary Share, the Directors may on behalf of the holders deal with the fractions as they reasonably deem to be appropriate. Without limiting the generality of the preceding sentence, the Directors may aggregate and sell the fractions to a person (including, subject to the provisions of the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportions amongst the holders.

          (ix) The Conversion Price shall be subject to adjustment from time to time as follows, provided that in the event that the holders of Participating Shares carrying more than 50% of the voting rights of that class exercise their preemptive rights in a transaction to which Section 89 of the Companies Act 1985 applies, then the adjustment in the Conversion Price provided for in Article 10A(F)(ix)(a) only shall not be given effect.

                 (a) Ordinary Shares Issued at Less Than Market Value. If the Company shall issue any Ordinary Shares, other than Excluded Shares or Ordinary Shares issued in an Excluded Transaction, without consideration or for a consideration per share less than the Market Value immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction (A) the numerator of which is the sum of (1) the number of Ordinary

          Shares outstanding immediately prior to such issuance and (2) the number of Ordinary Shares that the aggregate consideration, if any, received by the Company upon such issuance, would purchase at such Market Value and (B) the denominator of which is the total number of Ordinary Shares outstanding immediately after such issuance.

          For the purposes of any adjustment of the Conversion Price pursuant to this Article 10A(F)(ix)(a), the following provisions shall be applicable.

                 (1) Cash. In the case of the issuance of Ordinary Shares for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Ordinary Shares before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                 (2) Consideration Other Than Cash. In the case of the issuance of Ordinary Shares (otherwise than upon the conversion of shares of Share Capital or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be either:

                     (A) the amount determined by an independent valuation
               undertaken in accordance with Section 108 of the Companies Act 1985; and

                     (B) in the absence of such valuation, the Fair Market Value thereof, irrespective of any accounting treatment.

                 (3) Options and Convertible Securities. In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Ordinary Shares (whether or not at the time exercisable) (but any adjustment pursuant to this provision shall be made only to the extent any adjustment shall have not been made pursuant to Article 10A(F)(ix)(d)(4) hereof), (y) securities by their terms convertible into or exchangeable for Ordinary Shares (whether or not at the time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                     (A) the aggregate maximum number of Ordinary Shares
               deliverable upon exercise of such options, warrants or other rights to purchase or acquire Ordinary Shares shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (1) and (2) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Ordinary Shares covered thereby;

                     (B) the aggregate maximum number of Ordinary Shares
               deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities or options, warrants or rights (excluding any cash received on account of accumulated interest or accumulated dividends), plus the additional consideration (determined in the manner provided in subclauses (1) and (2) above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                     (C) on any change in the number of Ordinary Shares
               deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange (but excluding any change resulting solely from the operation of the anti-dilution provisions thereof if, and only if, such anti-dilution provisions would not require an adjustment to the exercise price or conversion price thereof in the event of any change to the Conversion Price pursuant to the provisions of this
               Article 10A(F)), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                     (D) on the expiration or cancellation of any such options, warrants or rights that are unexercised, or the cancellation or redemption of, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of Ordinary Shares actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                     (E) if the Conversion Price shall have been adjusted upon
               the issuance of any such options, warrants, rights or convertible or exchangeable securities no further adjustment of the Conversion Price shall be made for the actual issuance of Ordinary Shares upon the exercise, conversion or exchange thereof.

                 (b) Excluded Shares. All Excluded Shares shall be deemed to be issued and outstanding for all purposes of computations under Article 10A(F)(ix)(a).

                 (c) Share Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Ordinary Shares in additional Ordinary Shares which is not paid or made on an equal and ratable basis to all holders of Participating Shares, (2) subdivide, split or reclassify (by merger, consolidation or otherwise) the outstanding Ordinary Shares into a greater number of shares, (3) combine or reclassify (by merger, consolidation or otherwise) the outstanding Ordinary Shares into a smaller number of shares or (4) issue any Ordinary Shares in a reclassification (by merger, consolidation or otherwise), the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, reclassification or issuance shall be proportionately adjusted so that the holder of any Participating Shares surrendered for conversion after such date shall be entitled to receive the number of Ordinary Shares which such holder would have owned or been entitled to receive had such Participating Shares been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                 (d) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of Ordinary Shares which is not paid or made on an equal and ratable basis to all holders of Participating Shares, (1) of shares of any class other than its Ordinary Shares or (2) of evidence of indebtedness of the Company or any subsidiary or (3) of assets or other property, including, without limitation, securities issued by subsidiaries or others (excluding regular cash dividends, and dividends or distributions referred to in Article 10A(F)(ix)(c) above), or (4) of options, warrants or other rights, in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (A) an amount equal to the difference resulting from (1) the number of Ordinary Shares outstanding on such record date multiplied by the Conversion Price per Ordinary Share on such record date less (2) the Fair Market Value of such shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (B) the number of Ordinary Shares outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Directors determine not to distribute such shares, evidences of indebtedness, assets, property, options, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

                 (e) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation, amalgamation, or merger of the Company with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, each Participating Share shall after the date of such consolidation, amalgamation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Ordinary Shares issuable (immediately prior to the time of such consolidation, merger, sale, lease or conveyance) upon conversion of each such Participating Shares would have been entitled upon such consolidation, amalgamation, merger, sale, lease or conveyance, and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Participating Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of stock or other securities or property thereafter deliverable on the conversion of the Participating Shares.

                 (f) Rounding of Calculations. All calculations under this
          Article 10A(F)(ix) shall be made to the nearest U.S. cent or to the nearest one ten thousandth of a share, as the case may be.

                 (g) Adjustments for American Depositary Shares. All computations and calculations under this Article 10A(F)(ix) shall, at the time of determination, give effect to the then applicable ratio of Ordinary Shares to American depositary shares representing such Ordinary Shares at the time of determination and shall be adjusted accordingly (it being recognized that such ratio is four Ordinary Shares per American depositary share on the Issue Date). Without limiting the generality of the preceding sentence, the computations and calculations relating to Market Value in Article 10A(F)(ix)(a) shall be based on the Market Value for American depositary shares representing Ordinary Shares of the Company as adjusted by then applicable ratio of Ordinary Shares to American depositary shares (it being recognized that Market Value initially is to be divided by 4 to reflect the ratio of four Ordinary Shares per American depositary share on the Issue Date).

                 (h) Timing of Issuance of Additional Ordinary Shares Upon Certain Adjustments. In any case in which the provisions of this
          Article 10A(F)(ix) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any Participating Shares converted after such record date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount of cash in lieu of any fractional Ordinary Shares, provided, that the Company, upon request, shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Ordinary Shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (x) Whenever the Conversion Price shall be adjusted, the Company shall forthwith file, at the office of the registrar, at the registered office of the Company, and at the principal office of the Company in the United States, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by reputable overnight air courier service, to each holder of Participating Shares at its address appearing on the Company's records.

          (xi) In the event the Directors have, or the Company has, agreed or otherwise formally determined to take any action of the type described in clause (a) (but only if the action of the type described in clause (a) would result in an adjustment in the Conversion Price), (c), (d) or (e) of
     Article 10A(F)(ix) hereof, the Company shall give notice to each holder of Participating Shares, in the manner set forth in Article 10A(F)(ix) hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of Participating Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (xii) The Company shall pay all U.K. documentary, stamp, transfer or similar taxes, plus any fees of the depositary for American depositary shares, attributable to the issuance or delivery of Ordinary Shares or American depositary shares representing Ordinary Shares upon conversion of any Participating Shares, provided that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Participating Shares in respect of which such shares are being issued.

          (xiii) The Company shall at all times so long as any Participating Shares remain outstanding, have sufficient authorized Share Capital available for allotment and issue (i) to permit the issuance of additional Participating Shares as dividends or by way of bonus issue on the Participating Shares and (ii) to permit the conversion of all Participating Shares in issue from time to time into Ordinary Shares in accordance with these Articles.

          (xiv) If any Ordinary Shares to be issued for the purpose of conversion of Participating Shares require registration with or approval of any governmental authority under any U.S. federal or state, English or other non-U.S. law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavour to secure such registration or approval, as the case may be. If, and so long as, any Ordinary Shares into which the Participating Shares are then convertible are listed or quoted on any U.S., U.K. or other securities exchange or market, the Company will, if permitted by the rules of such securities exchange or market, list and keep listed or quoted on such securities exchange or market, upon official notice of issuance, all such shares issuable upon conversion.

          (xv) All Ordinary Shares that may be issued upon conversion of the Participating Shares will upon issuance by the Company be duly and validly issued, fully paid and non-assessable, not issued in violation of any preemptive rights arising under law or contract, and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the nominal value, if any, of the Ordinary Shares).

          (xvi) Notwithstanding the foregoing provisions of this Article 10A(F) (and subject to the terms of the relevant American depositary receipt agreement), if the holder of any Participating Shares so specifies in the Conversion Notice, the Company shall cause to be delivered to the holder of the said Participating Shares, upon conversion of the specified Participating Shares, American depositary receipts evidencing the number of American depositary shares representing the Ordinary Shares into which such Participating Shares have been converted. Any American depositary shares that may be issued upon such conversion shall upon issuance be duly and validly issued and entitled to the benefits specified therein and in the deposit agreement relating to such American depositary shares, and the Company shall take no action which will cause a contrary result. For the purposes of this Article 10A(F) (including without limitation, Articles 10A(F)(vii), 10A(F)(ix) and 10A(F)(xv)) all references to Ordinary Shares shall be deemed, to the fullest extent possible, to apply to the American depositary shares representing such Ordinary Shares and all references to share certificates to the American depositary receipts representing such American depositary shares.

(G)  Liquidation Return

          (i) In the event of the liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, the holders of Participating Shares then outstanding, after payment or provision for payment of the debts and other liabilities of the Company, and before any distribution to holders of any Junior Securities of the Company, shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount per Participating Share in cash equal to the greater of (a) the then effective Liquidation Return per share plus accumulated and unpaid dividends from and including the most recent Dividend Payment Date through and including the date of liquidation, winding-up or dissolution and (b) the amount that would be payable to the holders of the Participating Shares if the Participating Shares had been converted into Ordinary Shares immediately prior to such liquidation, winding-up or dissolution. In the event the assets of the Company available for distribution to the holders of the Participating Shares upon any dissolution, winding-up or liquidation of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding Participating Shares and of all other Parity Securities, the holders of Participating Shares and all other Parity Securities shall share in such distribution of assets on a pro rata basis in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding Participating Shares and the holders of outstanding shares of such Parity Securities were paid in full.

          (ii) For the purposes of this Article 10A(G), none of the following transactions shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company (provided that the same shall be effected by way of a bona fide transaction on arm's length terms):

                 (a) the sale, lease, transfer or exchange of all or substantially all of the assets of the Company; or

                 (b) the consolidation, amalgamation, or merger of the Company with or into one or more other corporations or other Persons (whether or not the Company is the corporation surviving such consolidation or merger).

(H)  Special Right to Appoint Directors

          (i) Beginning on the Issue Date and continuing as long as the holders of the Participating Shares own Voting Shares of the Company and debt securities or Share Capital convertible into or exercisable for Voting Shares of the Company where all such Voting Shares represent at least 10% of the Company's total voting power, such holders shall be entitled pursuant to this Article 10A(H) to appoint two Directors to serve on the board of Directors of the Company. In the event that such holders own, on such a basis, Voting Shares representing less than 10%, but more than 5%, of the Company's total voting power, such holders shall be entitled pursuant to this Article 10A(H) to designate one Director.

          (ii) In the event that Cypress and/or Affiliates of Cypress shall transfer some or all of their Participating Shares to another Person (other than an Affiliate of Cypress or its Affiliates) without the written consent of the Directors of the Company (which consent shall not be unreasonably withheld), and as a result of such transfer Cypress and Affiliates of Cypress hold in the aggregate less than 50.01% of the total number of Participating Shares outstanding at that time, then the holders of the Participating Shares shall, notwithstanding Article 10A(H)(i), be entitled thereafter to appoint only a maximum of one Director (it being recognised that Cypress and its Affiliates and any other holders of the Participating Shares shall not be subject to any restriction hereunder on their ability to transfer all or part of their Participating Shares to any other Person and that this Article 10A(H)(ii) relates solely to the power to appoint Directors).

          (iii) Each committee of the Directors shall include at least one Director designated by such holders as provided above; provided, that this requirement shall not apply with respect to the appointment of any particular designee to a committee in the event that the rules or regulations of any securities exchange or market on which the Ordinary Shares or American depositary shares representing such Ordinary Shares are then listed, quoted or traded (including, in the case of the London Stock Exchange, the Combined Code or any successor thereto), or applicable law, prohibits the appointment of such Director to such committee.

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

          (iv) The Company and the Directors shall take all actions necessary to effect such designation to the board of Directors (including, without limitation, increasing the size of the board of Directors and/or removing Directors) and to each committee thereof.

          (v) The Directors to be designated by the holders of the Participating Shares shall be elected by such holders by majority vote at a class meeting of the holders of the Participating Shares to be held immediately prior to any annual meeting of shareholders or extraordinary meeting held in place thereof, or by majority vote at a duly convened extraordinary meeting of the holders of the Participating Shares.

          (vi)   The special right to appoint Directors set forth in this
     Article 10A(H) shall be in addition to the rights of the holders of the Participating Shares to exercise voting rights pursuant to Article 10A(D) hereof (including, without limitation, with respect to the election of Directors of the Company generally).

          (vii) If any Director appointed by the holders of the Participating Shares pursuant to this Article 10A(H) resigns, retires or is removed by the Company while the holders of the Participating Shares continue to have the right to appoint such Director, then, notwithstanding anything contained in these Articles, such holders shall be entitled to appoint a replacement Director in the same manner as appointment of the predecessor Directors other than when such Director retires pursuant to Article 106 and is re-elected as a Director with effect from the end of the Annual General Meeting at which he retires.

(I)  Tax Gross-Up

     Subject as provided in Article 10A(D)(v), all payments by the Company in respect of the Participating Shares shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having power to tax, unless the Company is required by law to withhold such taxes, duties, assessments or other governmental charges. In such event, the Company shall make the required withholding or deduction, make payment of the amount so withheld or deducted to the appropriate government authority and pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the holders of the Participating Shares (taking into account any tax credits received by such holders from the United Kingdom) after such withholding or deduction shall equal the respective amounts of dividends and other amounts which would have been received in respect of the Participating Shares in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable:

          (i) to any holder who is subject to such taxes, duties, assessments or other governmental charges in respect of the Participating Shares by reason of such holder being a resident of the United Kingdom and otherwise than solely by the holding of such Participating Shares or by the receipt of dividends and other amounts in respect thereof; or

          (ii) to the extent that the taxes, duties, assessments or other governmental charges would not have been imposed but for the failure of such holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom of such holder if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) at least 30 days prior to the first Dividend Payment Date with respect to which the Company will apply this clause (ii), the Company shall have notified all holders of the Participating Shares that such holders will be required to comply with such requirement.

(J)  Definitions

     For the purposes of this Article 10A only, the following definitions shall apply:

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. The term "control" shall have the meaning for such term as used in Rule 12b-2 under the U.S. Securities Exchange Act of 1934.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close.

          "Change of Control" means the occurrence at any time of any of the following:

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934) (excluding for purposes of this clause (i), Cypress and any of its Affiliates, individually and in the aggregate), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 29.9% of the total Voting Shares of the Company;

               (ii) the Company consolidates or merges with or into another corporation or petitions the court for any scheme of compromise or arrangement within the meaning of section 425 of the Companies Act 1985 or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or mergers with or into the Company, in any such event pursuant to a transaction in which the issued Voting Shares of the Company are changed into or exchanged for cash, securities not issued in violation of Article 10A(D)(iv) or other property, other than (a) any such transaction in which (1) the issued Voting Shares of the Company are changed into or exchanged for Voting Shares of the surviving corporation or its parent corporation and (2) the holders of the Voting Shares of the Company immediately prior to such transaction own, directly or indirectly, not less than 50.01% of the Voting Shares of the surviving corporation or its parent corporation immediately after such transaction or (b) any such transaction with, into or to any Affiliate of Cypress;

               (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of Directors of the Company (together with any new Directors whose election by such board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 66 2/3% (sixty-six and two thirds percent) of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors of the Company then in office (but any additional Directors elected by the holders of the Participating Shares pursuant to Article 10A(D)(iii) shall be excluded from the calculations for the purposes of this definition); or

               (iv) the Company is voluntarily or involuntarily wound up or dissolved or adopts a plan of liquidation, other than a voluntary winding up pursuant to which the whole of the Company's business is proposed to be transferred or sold to another company and the issued Voting Shares of the Company are changed into or exchanged for Voting Shares of that other company or its parent company, such Voting Shares having rights equal to or greater than the rights attached to the Voting Shares in the Company.

          "Change of Control Adjustment Amount" means an amount (if a positive number only) equal to (i) the difference between (a) 101% of the then effective Liquidation Return per share and (b) the aggregate Market Value of the Ordinary Shares into which each Participating Share was convertible on the date immediately preceding first public announcement of the transaction giving rise to the Change of Control, multiplied by (ii) a fraction the numerator of which is the deficiency in monies lawfully available for redemption and the denominator of which is the total amount of monies necessary to pay the redemption price in full upon a Change of Control as set forth in Article 10A(E)(vii)(a), in the case of this paragraph (ii) assuming that all holders of Participating Shares determined to require the Company to redeem their Participating Shares in accordance with Article 10A(E)(vii)(a).

          "Conversion Price" means an amount in U.S. dollars per Ordinary Share, determined by the Directors on the Issue Date, being not more than US$3.125 per Ordinary Share, subject to adjustment in accordance with the provisions of Article 10A(F) hereof.

          "Cypress" means The Cypress Group LLC or any successor entity.

          "Excluded Shares" means Ordinary Shares issued or issuable by the Company or American depositary shares representing such Ordinary Shares (i) upon conversion of the Participating Shares, (ii) upon conversion of the outstanding U.S.$200 million aggregate principal amount of the Company's 6.25% Convertible Subordinated Notes due 2002, or (iii) pursuant to bona fide stock option or other employee or officer benefit plans, provided, that such shares are issued at an exercise price or for consideration equal to or greater than the Fair Market Value thereof on the date of grant or award (and, in each case, including any American depositary shares representing such Ordinary Shares).

          "Excluded Transaction" means (i) an underwritten public offering of Ordinary Shares or American depositary shares representing Ordinary Shares or (ii) the issuance of Ordinary Shares or American depositary shares representing Ordinary Shares solely in exchange for assets or all of the shares of another Person (whether by merger, exchange or otherwise) in a transaction in which an independent internationally recognized investment banking firm has advised the Company that the transaction is fair and reasonable to the Company from a financial point of view.

          "Fair Market Value" means, with respect to any securities, the Market Value thereof and of any consideration other than cash or securities shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent internationally recognized investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Directors.

          "in cash" shall mean in U.S. dollars, unless otherwise specified.

          "Liquidation Return" means, on any date, the sum of U.S.$1,000 per Participating Share, plus (i) accumulated and unpaid dividends added to the Liquidation Return in respect of such Participating Share in accordance with Article 10A(C)(v) hereof and (ii) the amount, if any, added to the Liquidation Return in respect of such Participating Share in accordance with Article 10A(E)(vii)(d) hereof.

          "Market Value," with respect to any security, means the average of the daily closing prices of such security for the 20 trading day period ending on the relevant date of determination. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if such security is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on the NASDAQ National Market System or the NASDAQ SmallCap Market of the National Association of Securities Dealers, Inc. or if such security is not so quoted, the average of the closing bid and asked price of such security in the over-the-counter market as furnished by any U.S. nationally recognized New York Stock Exchange member firm selected by the Company for such purpose (it being recognized that on the Issue Date American depositary shares representing Ordinary Shares of the Company are quoted on the NASDAQ National Market System). If such security is not so listed, quoted or traded, the closing price shall be the last reported closing price for such security on the London Stock Exchange or, if not so listed, any other non-U.S. securities exchange or market on which such security is listed, quoted or traded (translated to U.S. dollars using the then prevailing exchange rate on such date of determination). If such security is not so listed, quoted or traded on any non-U.S. securities exchange or market, the closing price shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent internationally recognized investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the board of directors of the issuer of such security. Notwithstanding the foregoing (and subject to Article 10A(F)(ix)(g)), the Market Value of the Ordinary Shares shall be determined by reference to closing prices for the American depositary shares representing such Ordinary Shares so long as such American depositary shares are listed, quoted or traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market (adjusted to take into account the then prevailing ratio of Ordinary Shares per one American depositary share).

          "Ordinary Share Equivalent Rate" means, with respect to any Dividend Period, the quotient of (a) the product of (i) all dividends declared during such Dividend Period with respect to one Ordinary Share, (ii) the Applicable Period Adjustment Factor and (iii) the number of Ordinary Shares issuable upon conversion of one Participating Share on the last day of such Dividend Period, divided by (b) the Liquidation Return of one Participating Share on the first day of such Dividend Period. For purposes of the preceding sentence, "Applicable Period Adjustment Factor" means two (if such dividends are declared and paid on a semi-annual basis), four (if such dividends are declared and paid on a quarterly basis) or such other number as reflects the fiscal periods as to which such dividends are declared and paid, as the case may be.

          "Ordinary Shares" means the Ordinary Shares referred to in Article 3, and shall also include (i) Share Capital of the Company of any other class (regardless of how denominated) issued to the holders of Ordinary Shares upon any reclassification thereof in which the Ordinary Shares are converted into a new class of Share Capital and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Ordinary Shares.

          "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Share Capital" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting), and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such shares, interests, participations, rights in or other equivalents, including, to the fullest extent applicable, American Depository Receipts or similar instruments representing any such share capital.

          "Stated Dividend Rate" means 6.50% per annum; provided, that if at any time the Company shall be in default of its obligation to redeem any shares of the Participating Shares, the then effective Stated Dividend Rate shall increase by 2.00% per annum.

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

          "Voting Shares" means shares of the class or classes of Share Capital (including, in the case of the Company, the Ordinary Shares and the Participating Shares) pursuant to which the holders thereof have the general voting power to vote at meetings of shareholders (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(K) In the event of any conflict between the provisions of this Article 10A and any other provision of these Articles, this Article 10A shall prevail except where such construction would result in manifest error.

     10B (A) The Directors may refuse to register an allotment of shares (whether fully paid or not) in favour of more than four persons jointly. If the Directors refuse to register an allotment they shall within two months after the date on which the letter of allotment was lodged with the Company send to the allottee notice of the refusal.

     (B) Except as required by law or pursuant to the provisions of these Articles, no person shall be recognised by the Company as holding any share upon any trust, and (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any shares or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                               SHARE CERTIFICATES

     11. Every share certificate shall be issued in accordance with Article 126 and shall specify the number and class and the distinguishing number (if any) of the shares to which it relates and the amount paid up thereon. No certificate shall be issued relating to shares of more than one class.

     12. Other than in relation to any shares which are held or to be held in uncertificated form (in respect of which no share certificate shall be issued), every person (other than a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a Member on the Register shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all the shares registered in his name or, in the case of shares of more than one class being registered in his name, a separate certificate for each class of shares so registered, and where a Member transfers part of the shares of any class registered in his name (or requests in the manner required by the Uncertificated Securities Regulations that part only of the shares comprised in a share certificate be converted from certificated to uncertificated form) he shall be entitled without payment to one certificate for the balance of shares of that class retained by him. If a Member shall require additional certificates he shall pay for each additional certificate such reasonable sum (if any) as the Directors may determine. Where any shares are converted from uncertificated to certificated form, the Company shall issue a share certificate for those shares

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

(subject to the foregoing provisions of this Article 12) within two months after the date on which the Company received the relevant Operator-instruction.

     13. In respect of shares of one class held jointly by more than one person the Company shall not be bound to issue more than one certificate, and delivery of a certificate for such shares to the person first named on the Register in respect of such shares shall be sufficient delivery to all such holders.

     14. If any certificate in respect of shares held in certificated form be worn out or defaced then upon delivery thereof to the Directors they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate be lost or destroyed, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate.

     15. Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors think fit and a sum equal to the costs incurred by the Company of any such indemnity as is referred to in that Article.

     15A. Conversion of shares from certificated form into uncertificated form and vice versa shall be effected in accordance with the Uncertificated Securities Regulations and, subject thereto, in such manner as the Directors may determine.

                               VARIATION OF RIGHTS

     16. If at any time the share capital is divided into different classes of shares, the rights attached to any class or any of such rights may, subject to the provisions of the Statutes, whether or not the Company is being or is to be wound up, be modified, abrogated or varied (i) in such manner (if any) as may be provided by such rights or (ii) in the absence of any such provision either with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class.

     17. To every such separate General Meeting the provisions of Sections 369, 370, 376 and 377 of the Companies Act 1985 and the provisions of these Articles relating to General Meetings shall, mutatis mutandis, so far as applicable apply, subject to the following provisions, namely:

          (a) the necessary quorum at any such meeting other then an adjourned meeting shall be two persons holding or representing by proxy at least one-third in nominal value the issued shares of the class in question and at an adjourned meeting two persons holding shares of the class in question or his proxy; and

          (b) any holder of shares of the class in question present in person or by proxy may demand a poll.

     18. The rights attached to any class of shares shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by the terms upon which such shares are for

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

the time being held, be deemed to be varied or abrogated by the reduction of the capital paid up on such shares or by the allotment of further shares ranking in priority thereto for payment of a dividend or repayment of capital but be deemed not to be modified, abrogated or varied by the creation or issue of further shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued.

                                 CALLS ON SHARES

     19. The Directors may, subject to the terms of allotment thereof, from time to time make such calls upon the Members as they think fit in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and each Member shall (subject to receiving at least 21 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of shares in respect of which the call was made.

     20. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by installments.

     21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     22. If a sum payable in respect of any call or instrument is not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the call shall have been made, or the instrument be due, shall pay interest on the sum at such reasonable rate as the Directors' shall determine, or failing such determination at the rate of 14% per annum from the day appointed for the payment thereof until the actual payment thereof, and all expenses that may have been incurred by the Company by reason of such non-payment; but the Directors may, if they shall think fit, waive the payment of such interest and expenses or any part thereof.

     23. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     24. The Directors may, on the issue of shares, make arrangements for a difference between the holders of such shares in the amounts of calls to be paid and in the times of payment of such calls.

     25. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys, whether on account of the nominal value of the shares or by way of premium, uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so paid in advance the Directors may (until the same would, but for such advance,

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

become presently payable) pay interest at such rate not exceeding (unless the Company in General Meeting shall otherwise direct) 10 per cent. per annum, as may be agreed upon between the Directors and the Member paying such moneys in advance.

                               FORFEITURE AND LIEN

     26. If any Member fails to pay any call or instalment in full on or before the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring him to pay so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

     27. The notice shall name a further day (not earlier than the expiration of seven days from the date of service of the notice) on or before which and the place where such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.

     28. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall extend to all dividends declared in respect of the shares so forfeited and not actually paid before such forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Directors. The Directors may accept a surrender of any share liable to be forfeited hereunder upon such terms and conditions as may be agreed.

     29. When any share has been forfeited notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, or the person entitled to the share by transmission, and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry as aforesaid.

     30. A share so forfeited or surrendered shall be deemed to be the property of the Company, and may be sold, re-allotted or otherwise disposed of in such manner, either subject to or discharged from all calls made or installments due prior to the forfeiture or surrender, as the Directors think fit: Provided that the Company shall not exercise any voting rights in respect of such share and any such share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture or surrender shall thereupon be cancelled in accordance with the provisions of the Statutes. For the purpose of giving effect to any such sale or other disposition the Directors may authorize some person to transfer the share so sold or otherwise disposed of to the purchaser thereof or other person becoming entitled thereto. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Directors may exercise any of the Company's powers under Article 3C in respect of the forfeited share.

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

     31. The Directors may, at any time before any share so forfeited or surrendered shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon such terms as they think fit.

     32. Any person whose shares have been forfeited or surrendered shall cease to be a Member in respect of those shares, and shall, if the shares are in certificated form, surrender the certificate for the forfeited shares to the Company. The person shall remain liable to pay to the Company all moneys which, at the date of the forfeiture or surrender, were presently payable by him to the Company in respect of the shares, together with interest thereon at such rate, not exceeding 15 per cent. per annum, as the Directors may determine from the time of forfeiture or surrender until the time of payment, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares, together with interest as aforesaid. The Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

     33. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share; but the Directors may at any time waive any lien which has arisen and may declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

     34. The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of seven days after a notice in writing, (i) stating, and demanding payment of, the sum presently payable, and (ii) giving notice of intention to sell in default of such payment, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

     35. The net proceeds of such sale, after payment of the costs thereof, shall be received by the Company and applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser.

     36. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together, in respect of shares held in certificated form, with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share. If the share is in uncertificated form, the Directors may exercise any of the Company's powers under Article 3C to effect the sale of the share to, or in accordance with the directions of, the person to whom the share is sold. The person to whom the share is sold shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

     37. The instrument of transfer of any share in the Company which is in certificated form shall be signed by or on behalf of the transferor (and, in the case of a share which is not fully paid, shall be signed by or on behalf of the transferee) and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

     37A. Title to a share which is in uncertificated form shall be transferred by means of the relevant system in accordance with the Uncertificated Securities Regulations and, accordingly, no provision of these Articles which requires a written instrument of transfer and the lodging of a share certificate with the Company shall apply to such a transfer. The Directors may make such arrangements as they think fit in relation to evidencing of title to and transfer of shares in uncertificated form subject to the Uncertificated Securities Regulations.

     38. All transfers of shares in certificated form shall be effected by instrument in writing in any usual or common form or any other form which the Directors may approve. Every transfer of uncertificated shares must be effected by use of a relevant system in accordance with the provisions of the Uncertificated Securities Regulations.

     39. Subject to Article 76 and the requirements of the UK Listing Authority and the London Stock Exchange, the Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share in certificated form which is not a fully paid share. If that share has been admitted to the Official List of the UK Listing Authority, the Directors may not refuse to register the transfer if this would prevent dealings in the share from taking place on an open and proper basis. The Directors may likewise refuse to register any transfer of a share, whether fully paid or not, in favour of more than four persons jointly.

     40. The Directors may decline to recognise any instrument of transfer of a share in certificated form unless:

          (a) the instrument of transfer is left duly stamped at the Office, or at such other place as the Directors may from time to time determine, to be registered, accompanied by the certificate(s) of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

          (b) the instrument of transfer is in respect of only one class of share provided that, in the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

     41. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company or on which the relevant Operator-instruction was received by the Company send to the transferee notice of the refusal and, in the case of shares in certificated form (except in the case of fraud), return to him the instrument of transfer. All instruments of transfer which are registered may be retained by the Company.

     42. No fee shall be charged by the Company on the registration of any instrument of transfer, Operator-instruction, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

     43. The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Directors may determine, except that the Directors may not suspend the registration of transfers of any participating security without the consent of the Operator of the relevant system.

     44.  The Company shall be entitled to destroy:

          (i) any instrument of transfer which has been registered, at any time after the expiration of six years from the date of registration thereof;

          (ii) any dividend mandate or any variation or cancellation thereof or may any notification of change of address, at any time after the expiration of two years from the date of recording thereof;

          (iii) any share certificate which has been cancelled, at any time after the expiration of one year from the date of such cancellation; and

          (iv) any other document on the basis of which entry in the Register is made, at any time after the expiration of six years from the date an entry in the Register is first made in respect thereof;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided always that:

          (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to any claim (regardless of the parties thereto);

          (b) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

          (c) references in this Article to the destruction of any document include references to its disposal in any manner.

                             TRANSMISSION OF SHARES

     45. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share which had been held by him (whether solely or jointly with other persons).

     46. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

     47. If the person so becoming entitled shall elect to be registered himself and the share is in certificated form, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered and the share is in certificated form, he shall testify his election by executing to that person a transfer of the share. If he shall elect to have another person registered and the share is in certificated form, he shall take any action the Directors may require (including, without limitation, the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

     48. Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the
Company: Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the

Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                         CONVERSION OF SHARES INTO STOCK

     49. The Company may by Ordinary Resolution convert any of its fully paid up shares into stock of the same class as the shares so converted, and reconvert such stock into fully paid up shares of the same class and of any denomination.

     50. The several holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

     51. The several holders of such stock shall, according to the amount of stock held by them and the class thereof, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividend and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

     52. Such of the provisions of these Articles as are applicable to fully paid up shares shall apply to stock and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

                              ALTERATION OF CAPITAL

     53. The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. All new shares shall be subject to the provisions of these Articles with reference to allotment, payment of calls, forfeiture, lien, transfer and transmission and otherwise.

     54.  The Company may by Ordinary Resolution:

          (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (b) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association, provided that;

               (i) in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

               (ii) the resolution whereby any share is sub-divided may determine that as between the resulting shares one or more of such shares may be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares;

          (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

     55. Subject to any direction by the Company in General Meeting, whenever as the result of any consolidation and division or sub-division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions to any person for the best price reasonably obtainable and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sale thereof. Where the shares to be sold are held in certificated form, the Directors may authorize some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. Where the shares to be sold are held in uncertificated form, the Directors may do all acts and things that they consider necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

     56. Subject to any consent required by law, the Company may by Special Resolution reduce its share capital, any capital redemption reserve and any share premium account in any manner and with, and subject to, any incident authorized, and consent required, by law.

                                GENERAL MEETINGS

     57. The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year, and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

     58. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

     59. The Directors may, whenever they think fit, convene an Extraordinary General Meeting, and Extraordinary General Meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by the Statutes. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum the Directors in the United Kingdom capable of acting may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                            NOTICE OF GENERAL MEETING

     60. An Annual General Meeting and a meeting called for the passing of a Special Resolution shall be called by not less than twenty-one days' notice in writing, and a meeting of the Company other than an Annual General Meeting or a meeting for the passing of a Special

Resolution shall be called by not less than fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business. It shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in General Meeting, to such persons as are, under these Articles, entitled to receive such notices from the Company and shall comply with the provisions of the Statutes as to informing Members of their right to appoint proxies. A notice calling an Annual General Meeting shall specify the meeting as such and a notice convening a meeting to pass an Extraordinary Resolution or a Special Resolution as the case may be shall specify the intention to propose the resolution as such.

     60A. Where the notice of meeting is published on a web-site in accordance with Article 146B, it shall continue to be published in the same place in that web-site from the date of the notification given under Article 146B until the conclusion of the meeting to which the notice relates.

     61. A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if it is so agreed:

          (a) in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat; and

          (b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

     62. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to or non-receipt of such instrument of proxy by any person entitled to receive notice shall not invalidate the proceedings at the meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

     63. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of:

          (a)  declaring dividends:

          (b) receiving and/or adopting the accounts, balance sheets, reports of the Directors and Auditors and any other documents required by law to be attached or annexed to the balance sheets;

          (c) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

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

          (d) re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting);

          (e) fixing of the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

     64. No business shall be transacted at any General Meeting unless a quorum of Members is present at the time when the meeting proceeds to business; save as herein otherwise provided, three Members present in person or by proxy shall be a quorum. The appointment of a Chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting. If within thirty minutes from the time appointed for the meeting a quorum be not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the Chairman of the meeting may determine and in the latter case not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. If at such adjourned meeting a quorum be not present within fifteen minutes from the time appointed therefor, the Member or Members present in person or by proxy and entitled to vote shall be a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

     65. The Chairman of the Board of Directors, failing whom the Deputy Chairman, shall preside as Chairman at every General Meeting of the Company. If there be no such Chairman or Deputy Chairman, or if at any General Meeting neither shall be present within ten minutes after the time appointed for holding the meeting and willing to act as Chairman, the Directors present shall select one of their number to be Chairman; or if no Director be present and willing to take the chair the Members present and entitled to vote shall choose one of their number to be Chairman of the meeting.

     66. The Chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. In addition, the Chairman may at any time, without the consent of the meeting, adjourn the meeting to another time or place if it appears to him that:

          (a) the number of persons wishing to attend cannot be conveniently accommodated in the place(s) appointed for the meeting; or

          (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the meeting; or

          (c) an adjournment is otherwise necessary so that the business of the meeting can be properly conducted.

No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, not less than seven clear days' notice in writing of the adjourned meeting shall be given specifying the day, the place and the time of the meeting as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment.

     67. If at any General Meeting an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted upon and in the case of a resolution proposed as an Ordinary Resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office.

     67A. If it appears to the Chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all Members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the Chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able to (i) participate in the business for which the meeting has been convened; (ii) hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and (iii) be heard and seen by all other persons present in the same way.

     67B. The Directors and, at any meeting, the Chairman may make such arrangements and impose any requirement or restriction as they or he considers appropriate to promote the safety and orderly conduct of the business of a meeting as laid down in the notice of the meeting (including, without limitation, requiring evidence of identity to be produced by persons attending the meeting, arranging for persons attending to be searched and restricting items to be taken into the meeting place). The Chairman may refuse entry to a meeting to (or arrange the removal from a meeting of) a person who refuses to comply with such arrangements. The Chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall his determination as to whether any matter is of such a nature.

     67C. If, after the giving of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors decide that it is impracticable or unreasonable for a reason beyond their control to hold the meeting at the declared placed and/or time, they may change the place and/or postpone the time at which the meeting is to be held. If such a decision is made, the Directors may then change the place and/or postpone the time again if they decide that it is reasonable to do so. In either case:

          (a) no new notice of the meeting need be given, but the Directors shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

          (b) notwithstanding Article 80, an instrument of proxy in relation to the meeting may be deposited at any time not less than 48 hours before any new time appointed for holding the meeting.

     68. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

          (a)  by the Chairman of the meeting; or

          (b) by at least three Members present in person or by proxy and entitled to vote; or

          (c) by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

          (d) by a Member or Members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

Unless a poll be so demanded a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

     69. Except as provided in Article 71, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of a poll.

     70. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

     71. A poll demanded on the election of a Chairman of the meeting or on the question of an adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days after the date of the meeting or adjourned meeting at which the poll is demanded) and place as the Chairman of the meeting may direct. No notice need be given of a poll not taken immediately. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll may be withdrawn, but only with the consent of the Chairman of the meeting, at any time before the conclusion of the meeting; but, if a demand is withdrawn, the Chairman of the meeting or other Members entitled may himself or themselves demand a poll.

                                VOTES OF MEMBERS

     72. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person shall have one vote, and on a poll every Member shall have one vote for each share of which he is the holder.

     73. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

     74. A Member in respect of whom an order has been made by any court having jurisdiction (in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver curator bonis or other person authorized in that behalf appointed by that court, and such receiver curator bonis or other person may, on a poll, vote by proxy:
Provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for taking the poll at which it is desired to vote.

     75. No Member shall, unless the Directors otherwise determine, be entitled, in respect of any share in the capital of the Company held by him, to be present or to vote on any question, either in person or by proxy, at any General Meeting or meeting of the holders of any class of shares of the Company, or upon any poll, or to be reckoned in a quorum, or to exercise any other right or privilege conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company if any call or other sum presently payable by him to the Company in respect of such share remains unpaid.

     76. (A) If any Member, or any other person appearing to be interested in shares held by such Member, has been duly served with a notice under Section 212 of the Companies Act 1985 (as amended by the Companies Act 1989) and is in default for the prescribed period in supplying to the Company the information thereby required, then, subject to the requirements of the UK Listing Authority and the London Stock Exchange, the Directors may in their absolute discretion at any time thereafter by a notice (a "direction notice") to such Member direct that, in respect of the shares in relation to which the default occurred (the "default shares" which expression shall include any further shares which are issued in respect of such shares), the Member shall not be entitled to be present or to vote either personally or by proxy at a General Meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company.

     (B) Where the default shares represent at least 0.25 per cent. of the issued shares of that class, then the direction notice may additionally direct:

          (i) that any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member; and/or

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

          (ii) that no transfer of any of the shares held by such Member shall be registered unless:

               (a) the Member is not himself in default as regards supplying the information required and the transfer is of part only of the Member's holding which, when presented for registration, is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful inquiry the Member is satisfied that none of the shares the subject of the transfer are default shares; or

               (b) the transfer is an approved transfer; or

               (c) registration of the transfer is required by the Uncertificated Securities Regulations.

     (C) The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

     (D) The sanctions under this Article 76 shall cease to apply seven days after the earlier of:

               (i) receipt by the Company of notice of an approved transfer, but only in relation to the shares transferred; and

               (ii) receipt by the Company, in a form satisfactory to the Directors, of all the information required by the direction notice.

     (E)  For the purposes of this Article:

          (i) a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification under the said Section 212 which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

          (ii) the prescribed period is 28 days from the date of service of the notice under the said Section 212 except where the default shares represent at least 0.25 per cent. of the issued shares of that class in which case the prescribed period is 14 days from such date;

          (iii) a transfer of shares is an approved transfer if:

                (a) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for a company (as defined in Section 428(1) of the Companies Act 1985); or

                (b) the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the transferring Member and/or with any other person appearing to be interested in such shares; or

                (c) the transfer results from a sale made through a recognized investment exchange or any stock exchange outside the United Kingdom on which the Company's shares are normally traded; and

          (iv) The Company may exercise any of its powers under Article 3C in respect of any default share that is held in uncertificated form.

     77. No objection shall be raised to the qualification of any voter or as to whether any votes have been counted which ought not to have been counted or which might have been rejected, or as to whether any votes have not been counted which ought to have been counted, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the vote which might have been counted is not counted, or (in the case of a poll) on or within 24 hours of the declaration of the result of the poll, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

     78. On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

     79A. Subject to the provisions of Article 79B, the instrument appointing a proxy shall be in writing in any usual or common form, or any other form which the Directors may approve, under the hand of the appointor or of his attorney duly authorized in writing, or if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorized. The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer. The signature on such instrument need not be witnessed.

     79B. Subject to the Statutes, the Directors may accept the appointment of a proxy received in an electronic communication on such terms and subject to such conditions as they consider fit. The appointment of a proxy received in an electronic communication is not subject to the requirements of Article 79A. The Directors may require the production of any evidence it considers necessary to determine the validity of such an appointment.

     79C. A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion. Deposit of an instrument of proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

     80. The form of appointment of a proxy, and the powers of attorney or other authority, if any, under which it is signed, or a notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of that power or authority shall be: (i) in the case of an instrument in writing, deposited at the Office or at such other place (if any) within the United Kingdom as is specified for that purpose in or by way of note to the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote; (ii) in the case of an appointment of a proxy contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications: (a) in the notice convening the meeting, or (b) in any form of appointment of a proxy sent out by the Company in relation to the meeting, or
(c) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, received at such address not less than 48 hours before the time for holding the meeting at which the person named in the form of appointment of proxy proposes to vote; or (iii) in the case of a poll taken otherwise that at or on the same day as the meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll at which it is to be used. An appointment of proxy not delivered or received in accordance with this Article 80 is invalid.

     81. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. An instrument of proxy may relate to more than one meeting (including any adjournment thereof) and having once been so delivered for the purpose of any meeting shall not require to be delivered in relation to any subsequent meeting to which it relates. No instrument of proxy shall be valid after the expiration of twelve months from the date of its execution except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within twelve months from that date.

     82. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

     83. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office or such other place (if any) as is specified for depositing the instrument of proxy or, where the appointment of proxy was contained in an electronic communication, at the address at which the form of appointment was received, before the commencement of the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

     84. Subject to the provisions of the Statutes, a resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at General Meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Members.

     85. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

     85A. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

                                    DIRECTORS

     86. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall be not fewer than two.

     87. A Director shall not be required to hold any shares in the capital of the Company. A Director who is not a Member shall nevertheless be entitled to receive notice of and attend and speak at all General Meetings of the Company and all separate General Meetings of the holders of any class of shares in the capital of the Company.

     88. Any provisions of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment of any Director over a specified age, shall not apply to the Company. This Article 88 is subject to
Article 107.

     89. A Director of the Company may be or continue as or become a director or other officer servant or member of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received or receivable by him as a director or other officer servant or member of, or from his interest in, such other company.

     90. (1) The Directors (other than any Director who shall for the time being hold an executive office or employment under the Company or a subsidiary of the Company) shall be paid out of the funds of the Company by way of fees for their services as Directors such sums (if any) as the Directors may from time to time determine (not exceeding in the aggregate an annual sum of (pound)500,000 or such larger amount as the Company may by Ordinary Resolution determine). Such remuneration shall be deemed to accrue from day to day.

     (2) The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings or otherwise in connection with the business of the Company.

     91. Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such remuneration or extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

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

     92. The Company shall in accordance with the provisions of the Statutes duly keep a register showing, as respects each Director, interests of his in shares in, or debentures of, the Company or associated companies.

                               ALTERNATE DIRECTORS

     93. (A) Each Director shall have the power at any time to appoint as an alternate Director either (i) another Director or (ii) any other person approved for that purpose by a resolution of the Directors, and, at any time, to terminate such appointment. Every appointment and removal of an alternate Director shall be in writing signed by the appointor and (subject to any approval required) shall (unless the Directors agree otherwise) only take effect upon receipt of such written appointment or removal at the Office or at a meeting of the Directors. An alternate Director shall not be required to hold any shares in the capital of the Company and shall not be counted in reckoning the maximum and minimum number of Directors allowed or required by Article 86.

     (B) An alternate Director so appointed shall not be entitled as such to receive any remuneration from the Company except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but shall otherwise be subject to the provisions of these Articles with respect to Directors. An alternate Director shall during his appointment be an officer of the Company and shall not be deemed to be an agent of his appointor.

     (C) An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Directors and of any committee of the Directors of which his appointor is a member and to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally in the absence of his appointor to perform and exercise all functions, rights, powers and duties as Director of his appointor, and to receive notice of all General Meetings.

     (D) The appointment of an alternate Director shall automatically determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor shall cease for any reason to be a Director otherwise than by retiring and being re-appointed at the same meeting.

     (E) A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Directors or any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but shall count as only one for the purpose of determining whether a quorum be present.

     (F) In this Article 93, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

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

                                BORROWING POWERS

     94. (A) Subject as hereinafter provided, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

     (B) The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (if any) so as to ensure (so far, as regards subsidiary companies as by such exercise they can secure), that the aggregate amount for the time being remaining undischarged of all moneys borrowed by the Company and any of its subsidiary companies (exclusive of moneys for the time being owing by any subsidiary to the Company or to another subsidiary or by the Company to any subsidiary) shall not without the previous sanction of an Ordinary Resolution of the Company exceed the greater of (pound)1 billion ((pound)1,000,000,000) or an amount equal to ten times the Adjusted Total of Capital and Reserves. For the purpose of the said limit, the issue of debentures shall be deemed to constitute a borrowing notwithstanding that the same may be issued in whole or in part for a consideration other than cash.

     (C) The expression "Adjusted Total of Capital and Reserves" means the aggregate of:

          (i) the amount paid up or credited as paid up on the issued share capital of the Company; and

          (ii) the amounts standing to the credit of the capital, special and revenue reserves (including any share premium account, capital redemption reserve fund and profit and loss account) of the Company;

     all as shown in the latest audited Balance Sheet of the Company after:

          (i) deducting an amount equivalent to any distribution by the Company, or by any of its subsidiaries otherwise than in favour of the Company out of profits down to the date of such Balance Sheet of the Company which may have been declared, recommended or made since that date except in so far as such distribution is provided for in such Balance Sheet of the Company;

          (ii) making such adjustments as may be appropriate to reflect any variation in the paid up share capital of the Company or in the said capital reserves which has taken place since the date of such Balance Sheet of the Company or which would result from any transaction contemplated at the time when the Adjusted Total of Capital and Reserves is being calculated or from any transaction connected therewith.

     (D) The expression "Balance Sheet" means a balance sheet prepared in accordance with generally accepted accounting principles in the United Kingdom.

     (E) A certificate in writing by the Auditors for the time being of the Company as to the amount of the Adjusted Total of Capital and Reserves or as to the amount deemed to be

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

outstanding as borrowed moneys at any date shall be conclusive for all purposes as to the matters thereby certified.

     (F) No lender or other person dealing with the Company or any of its subsidiary companies shall be concerned to see or inquire whether the limit imposed by this Article is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the said limit had been or would thereby be exceeded.

                         POWERS AND DUTIES OF DIRECTORS

     95. The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not, by the Statutes or by these Articles, required to be exercised by the Company in General Meeting, subject, nevertheless, to the provisions of these Articles and of the Statutes, and to such directions, being not inconsistent with any provisions of these Articles and of the Statutes, as may be given by the Company in General Meeting: Provided that no direction given by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such direction had not been given. The general powers conferred upon the Directors by this Article shall not be deemed to be abridged or restricted by any specific authority or power conferred upon the Directors by any other Article.

     96. (A) The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons who are or shall have been at any time Directors of the Company or in the employment or service of the Company or of any company which is or was a subsidiary of or allied to or associated with the Company or of the predecessors in business of the Company or any such subsidiary or associated company or the wives, widows, families, relatives or dependants of any such persons and so that any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise).

     (B) The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and may take or procure payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

     (C) Without prejudice to the provisions of Article 154 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the

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

predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund. For the purposes of this Regulation "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1989.

     (D) Without prejudice to the generality of the foregoing paragraphs of this Article, the Directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of any such persons as aforesaid in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

     (E) The Directors may procure any of the matters aforesaid to be done by the Company either alone or in conjunction with any other company.

     97. The Directors may make such arrangements as they think fit for the management and transaction of the Company's affairs in the United Kingdom and elsewhere and may from time to time and at any time establish any local boards or agencies for managing any of the affairs of the Company in any specified locality, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration. And the Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors (other than the powers of borrowing and of making calls), with power to sub-delegate, and may authorise the members for the time being of any such local board, or any of them, to fill up any vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation.

     98. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

     99. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and the powers conferred by
Section 40 of the Companies Act 1985 with regard to having an official seal for sealing and evidencing securities, and such powers shall be vested in the Directors.

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

     100. The Company may exercise the powers conferred upon the Company by the Statutes with regard to the keeping of an overseas branch register, and the Directors may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit respecting the keeping of any such register.

     101. (A) Subject to the provisions of the Statutes, a Director may hold any other office or place of profit under the Company, except that of Auditor, in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other Article. No Director or intending Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company either with regard to his tenure of any such other office or place of profit or any such acting in a professional capacity or as a vendor, purchaser or otherwise. Subject to the provisions of the Statutes and save as therein provided no such contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be liable to be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relation thereby established, but he shall declare the nature of his interest in accordance with the Statutes.

     (B) Save as herein provided, a Director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

     (C) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

          (i) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

          (ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

          (iii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

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

          (iv) any contract, arrangement, transaction or other proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such body corporate (or of a third body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances);

          (v) any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirements death or disability benefits scheme under which he may benefit and which relates to both employees and Directors of the Company and which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom such scheme or fund relates;

          (vi) any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of any scheme for enabling employees including full-time Executive Directors of the Company and/or any subsidiary to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits in a similar manner to employees and which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom the scheme relates; and

          (vii) any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors of the Company or for persons who include Directors of the Company.

     (D) A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

     (E) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under paragraph (C)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

     (F) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

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

     (G) Subject to the provisions of the Statutes the Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorized by reason of a contravention of this Article.

     102. The Directors may exercise or procure the exercise of the voting rights conferred by the shares in any other company held or owned by the Company, and may exercise any voting rights to which they are entitled as Directors of such other company, in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, officers or servants of such other company, and fixing their remuneration as such, and may vote as Directors of this Company in connection with any of the matters aforesaid.

     103. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine.

     104. (A) The Directors shall cause minutes to be made in books provided for the purpose:

          (a)  of all appointments of officers made by the Directors;

          (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

          (c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

It shall not be necessary for Directors present at any meeting of Directors or committee of Directors to sign their names in the Minute Book or other book kept for recording attendance. Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were had, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

     (B) Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

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                          DISQUALIFICATION OF DIRECTORS

     105. The office of a Director shall be vacated in any of the following events, namely:

          (a) if he becomes bankrupt or a receiving order is made against him or he makes any arrangement or composition with his creditors generally;

          (b)  if he becomes prohibited by law from acting as a Director;

          (c) if in England or elsewhere an Order is made by any Court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs;

          (d) if he resigns his office by notice in writing under his hand to the Company or offers in writing under his hand to resign and the Directors resolve to accept such offer;

          (e) if not having leave of absence from the Directors, he and his alternate (if any) fail to attend the meetings of the Directors for six successive months, unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient, and the Directors resolve that his office be vacated;

          (f) if three quarters of the other Directors or, if their number is not four or a multiple of four, then the number nearest to but not less than three quarters, resolve that he be removed as a Director.

                              ROTATION OF DIRECTORS

     106. Each Director shall retire from office at the third Annual General Meeting after his appointment or, if earlier, the Annual General Meeting which falls in the third calendar year after his appointment. A Director retiring at a meeting shall retain office until the dissolution of such meeting.

     107. Any Director must retire at the first Annual General Meeting of the Company which takes place after he reaches the age of 70, and annually thereafter.

     108. The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill up the vacated office by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases, namely if:

          (a) at such meeting it is expressly resolved not to fill up such vacated office or a resolution for the re-election of such Director is put to the meeting and lost; or

          (b) such Director has given notice in writing to the Company that he is unwilling to be re-elected; or

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          (c)  the default is due to the moving of a resolution in contravention of the next following Article.

     In this Article 108, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

     109. A single resolution for the appointment of two or more persons as Directors shall not be put at any General Meeting, unless a resolution that it shall be so put has first been agreed to by the meeting without any vote being given against it.

     110. No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election or re-election to the office of Director at any General Meeting unless not less than seven nor more than twenty-one days before the date appointed for the meeting there shall have been left at the Office notice in writing, signed by a Member (other than the person proposed) duly qualified to attend and vote at such meeting, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected or re-elected. In this Article 110, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

     111. The Company may from time to time by Ordinary Resolution increase or reduce the number of Directors then in office, and may also determine in what rotation the increased or reduced number is to go out of office.

     112. The Directors shall have power at any time, and from time to time, to appoint any person to be a Director of the Company, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the maximum number, if any, fixed by or pursuant to these Articles. Any Director so appointed shall hold office only until the next following Annual General Meeting, and shall then be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

     113. The Company may by Ordinary Resolution, of which special notice has been given in accordance with the provisions of the Statutes, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

     114. The Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article, and without prejudice to the powers of the Directors under Article 112 the Company in General Meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

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                            PROCEEDINGS OF DIRECTORS

     115. (A) The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings, as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retroactive.

     (B) All or any of the Directors or any committee thereof may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the Chairman of the meeting is then present.

     116. Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. It shall not be necessary to give notice of a meeting of the Directors to (a) any Director for the time being absent or intending to be absent from the United Kingdom unless such Director has requested the Company that notice of meetings of the Directors shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom or (b) to any alternate Director who has not given to the Company an address within the United Kingdom at which notice may be served upon him. In this Article 116, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

     117. The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting of the Company, but for no other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors.

     118. The Directors may elect from their number a Chairman and a Deputy Chairman of their meetings and determine the period for which each is to hold office; but if no such Chairman or Deputy Chairman be elected, or if at any meeting no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

     119. The Directors may from time to time and always in compliance with
Article 10A(H)(iii) appoint committees consisting of one or more members of their body as they think fit and may co-opt one or more other persons as hereinafter provided. The Directors may

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

delegate any of their powers or discretions to any such committee and from time to time revoke any such delegation and discharge any such committee wholly or in part. Insofar as any such power or discretion is so delegated any reference in these Articles to the exercise of discretion by the Directors of such power or discretion shall be read and construed as if it were a reference to such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed by the Directors in default of which proceedings of a committee consisting of more than one member shall be regulated mutatis mutandis like the proceedings of the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present throughout the meeting are Directors.

     120. All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any of the persons acting as aforesaid, or that any of such persons were or was disqualified from holding office or not entitled to vote, or had in any way vacated office, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or member of the committee and was entitled to vote.

     121. A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors, shall be as valid and effective for all purposes as a resolution of the Directors passed at a meeting duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Directors: Provided that such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him. In this Article 121, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

                        MANAGING AND EXECUTIVE DIRECTORS

     122. Subject to the provisions of the Statutes the Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman), for such period and on such terms as they think fit, and, subject to the terms of any service contract entered into in any particular case and without prejudice to any claim for damages such Director may have for breach of any such service contract, may revoke or vary the terms of such appointment. The appointment of a Director to such office shall, without prejudice, to any claim for damages such Director may have for breach of any service contract between him and the Company, be automatically determined if he ceases from any cause to be a Director.

     123. The salary or remuneration of any Director holding any executive office shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, and may include the making of provisions for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to

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

which he is appointed and for the participation in pension and life assurance benefits, or may be upon such other terms as the Directors determine.

     124. The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                    SECRETARY

     125. (A) Subject to the provisions of the Statutes the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they think fit; and any Secretary so appointed may (without prejudice to any claim for breach of damages for breach of any contract between him and the Company) be removed by them.

     (B) A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

     (C) The Directors may, at any time and from time to time, appoint any person to be Assistant or Deputy Secretary and anything required or authorized to be done by or to the Secretary may be done by or to any Assistant or Deputy Secretary so appointed; and any Assistant or Deputy Secretary may (without prejudice to any claim for damages for breach of any contract between him and the Company) be removed by the Directors.

                                    THE SEAL

     126. (A) The Directors shall provide for the safe custody of the Seal and any official seal under Section 40 of the Companies Act 1985, and the Company may exercise the powers conferred by the Statutes with regard to having an official seal for use in any territory outside the United Kingdom, and such powers shall be vested in the Directors. Whenever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

     (B) Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal.

     (C) The Seal shall not be affixed to any instrument and no instrument shall be executed having the same effect as if executed under the Seal except by the general or special authority of a resolution of the Directors, or of a committee of the Directors authorized in that behalf. The Directors may from time to time make such regulations as they think fit (subject to the provisions of these Articles) determining the persons and the number of such persons who shall sign every instrument to which the Seal is affixed. Until otherwise so determined, every such instrument shall be signed by a Director and countersigned by the Secretary or another Director, and in favour of any purchaser or person bona fide dealing with the Company, the signatures of such persons shall be conclusive evidence of the fact that the Seal has been properly affixed.

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     (D)  Every certificate of shares, debentures, debenture stock or representing any other form of security of the Company (other than letters of allotment, receipts for securities or certificates of deposit) shall be issued under the Seal or under any official seal kept by the Company pursuant to
Section 40 of the Act or in such other manner having the same effect as if issued under the Seal.

     (E) Each certificate to which the Seal shall be affixed shall bear the autographic signatures of at least one Director and the Secretary or other person acting in the place of the Secretary, provided that the Directors may by resolution determine (either generally or in any particular case or cases) that such signatures shall be dispensed with, or shall be affixed by means of some method of system of mechanical signature.

     (F) Each certificate to which such official seal as is referred to in paragraph (D) of this Article shall be affixed need not bear any signatures.

                                     RESERVE

     127. Subject to Article 10A(C)(i), the Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

                                    DIVIDENDS

     128. The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the Members in accordance with their respective rights and priorities. The Company in General Meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors. Dividends regarding the Participating Shares shall be paid only in accordance with Article 10A(C).

     129. The Directors may if they think fit from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay the fixed dividend payable on any shares of the Company half-yearly or otherwise on fixed dates, whenever such profits, in the opinion of the Directors, justify that course.

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

     130. No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Statutes which apply to the Company.

     131. Subject to the rights of persons, if any, entitled to shares with any priority, preference or special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purpose of this Article as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as if paid up in full or in part from a particular date, whether past or future, such share shall rank for dividend accordingly.

     132. (1) The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

     (2) The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

     133. Any General Meeting declaring a dividend may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company, and the Directors shall give effect to such direction. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

     134. (A) All dividends and interest shall belong and be paid (subject to any lien of the Company) to those Members whose names shall be on the Register at the date at which such dividend shall be declared or at the date on which such interest shall be payable respectively, or at such other date as the Company by Ordinary Resolution or the Directors may determine notwithstanding any subsequent transfer or transmission of shares. The Company may pay any dividend, interest or other moneys payable in cash in respect of shares, by direct debit, bank transfer, cheque, dividend warrant or money order and may remit the same by post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct, and the Company shall not be responsible for any loss of any such cheque, warrant or order. In respect of shares which are in uncertificated form, the Company may also pay any dividend, interest or other moneys by such other method as the Directors may think fit which is permitted by and is in accordance with the facilities and requirements of the relevant system concerned and, subject to the requirements of the relevant system, every such payment shall be effected at the risk of the person or persons entitled to the

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money represented thereby. Every such cheque, warrant or order shall be made payable to the order of the person to whom it is sent, or to such person as the holder or joint holders may in writing direct, and the payment of such cheque, warrant or order or payment by such other method as is permitted by the relevant system shall be a good discharge to the Company. If any such cheque, warrant or order or payment by such other method as is permitted by the relevant system has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled thereto, issue a replacement cheque, warrant or order or payment by such other method as is permitted by the relevant system subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable in respect of the share held by him as joint holder.

     (B) If on two consecutive occasions (or following one such occasion, where reasonable enquiries have failed to establish another address or account of the person entitled to the payment) cheques warrants or orders in payment of dividends or other moneys payable in respect of any share have been sent through the post in accordance with the provisions of this Article but have been returned undelivered or left un-cashed during the periods for which the same are valid, the Company need not thereafter despatch further cheques or warrants in payment of dividends or other moneys payable in respect of the share in question until the Member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose. The Company shall not be responsible for any cheque or warrant lost in transmission.

     135. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

     136. All dividends, interest or other sums payable unclaimed may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and so that the Company shall not thereby be constituted a trustee in respect thereof. All dividends, interest or other sums unclaimed for a period of twelve years (or such shorter period as may be approved under any regulations from time to time made by the UK Listing Authority or the London Stock Exchange and to which the Company is subject) after their date of payment shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

                  CAPITALISATION OF PROFITS AND SCRIP DIVIDENDS

     137. Subject to the provisions of Article 138, the Directors may capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts (including any share premium account and capital redemption reserve) or to the credit of the profit and loss account (in each case, whether or not such amounts are available for distribution), and appropriate the sum resolved to be capitalised either:

          (i) to the holders of Ordinary Shares who would have been entitled thereto if distributed by way of dividend and in the same proportions; and the Directors shall apply

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     such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such holders of Ordinary Shares respectively or in paying up in full at par unissued shares or debentures of the Company to be allotted credited as fully paid up to such holders of Ordinary Shares in the proportion aforesaid, or partly in the one way and partly in the other;

          (ii) to such holders of Ordinary Shares who may, in relation to any dividend or dividends, validly accept an offer or offers on such terms and conditions as the Directors may determine (and subject to such exclusions or other arrangements as the Directors may consider necessary or expedient to deal with legal or practical problems in respect of overseas shareholders) to receive new Ordinary Shares, credited as fully paid up, in lieu of the whole or any part of any such dividend or dividends (any such offer being called a "Scrip Dividend Offer"); and the Directors shall apply such sum on their behalf in paying up in full at par unissued shares (in accordance with the terms, conditions and exclusions or other arrangements of the Scrip Dividend Offer) to be allotted credited as fully paid up to such holders respectively;

          (iii) to the holders of the Participating Shares for the issue of bonus shares in accordance with Article 10A(C)(iv), 10A(F)(iii)(d) or 10A(F)(iii)(e).

     138. (1) The authority of the Company in General Meeting shall be required before the Directors implement any Scrip Dividend Offer (which authority may extend to one or more offers), but for the avoidance of doubt shall not be required in relation to the issue of bonus shares to the holders of the Participating Shares in accordance with Article 10A(C)(iv).

     (2) The authority of the Company in General Meeting shall be required for any capitalisation pursuant to paragraph (i) of Article 137 above.

     (3) A share premium account and a capital redemption reserve and any other amounts which are not available for distribution may only be applied in the paying up of unissued shares to be allotted to holders of Ordinary Shares of the Company credited as fully paid up, or for the issue of bonus shares to the holders of the Participating Shares in accordance with Article 10A(C)(iv), 10A(F)(iii)(d) or 10A(F)(iii)(e).

     (4) The Directors may in their discretion suspend or terminate any Scrip Dividend Offer which is in operation, but for the avoidance of doubt may not suspend or terminate the issue of bonus shares to the holders of the Participating Shares in accordance with Article 10A(C)(iv), 10A(F)(iii)(d) or 10A(F)(iii)(e).

     139. Whenever a capitalisation requires to be effected, the Directors may do all acts and things which they may consider necessary or expedient to give effect thereto, with full power to the Directors to make such provision as they think fit for the case of shares or debentures becoming distributable in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned) and also to authorise any person to enter on behalf of all Members concerned into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

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                                    ACCOUNTS

     140. The Directors shall cause accounting records to be kept in accordance with the provisions of the Statutes.

     141. The accounting records shall be kept at the Office or, subject to the provisions of the Statutes, at such other place or places as the Directors think fit, and shall always be open to the inspection of the officers of the Company.

     142. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the Directors or by the Company in General Meeting.

     143. The Directors shall from time to time in accordance with the provisions of the Statutes, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the Statutes.

     144. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in General Meeting, together with a copy of the Auditors' report and Directors' report, shall not less than twenty-one days before the date of the meeting be sent to every Member (whether or not he is entitled to receive notices of General Meetings of the Company) and every holder of debentures of the Company (whether or not he is so entitled) and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or these Articles, provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures and provided further that if the Statutes so permit the company need not send copies of such documents to members who do not wish to receive them but may send them such summary financial statement or other documents as may be authorized by the Statutes.

     144A. (A) Any documents required or permitted to be sent by the Company to a person pursuant to Article 144 shall be treated as sent if:

           (i) sent by electronic communication to an address for the time being notified to the Company by that person for that purpose; or

           (ii) published on a web-site, provided that the following conditions are met:

                (a) the Company and that person have agreed that such documents may be accessed by him on a web-site (instead of their being sent by post or otherwise delivered to him);

                (b) that person is notified, in a manner for the time being agreed for the purpose between him and the Company, of;

                    (i)   the publication of the documents on a web-site;

                    (ii)  the address of that web-site;

                    (iii) the place on that web-site where the documents may be accessed; and

                    (iv)  how they may be accessed.

     (B)  Documents treated in accordance with sub-paragraph (A)(ii) of this
Article 144A as sent to any person are to be treated as sent to him not less than 21 clear days before the date of a meeting if, and only if:

          (i) the documents are published on the web-site throughout a period beginning at least 21 clear days before the date of the meeting and ending with the conclusion of the meeting; and

          (ii) the notification given for the purposes of sub-paragraph
               (A)(ii)(b) of this Article 144A is given not less than 21 clear days before the date of the meeting.

     (C) Nothing in paragraph (B) of this Article 144A shall invalidate the proceedings of a meeting where any documents that are required to be published as mentioned in sub-paragraph (B)(i) of this Article are by accident published in different places on the web-site or published for a part, but not all, of the period mentioned in that sub-paragraph.

                                      AUDIT

     145. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Statutes.

                                     NOTICES

     146. A notice to be given to or by a person pursuant to these Articles (other than a notice convening a meeting of the Directors or of a committee of the Directors) shall be in writing or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

     146A. A notice or other document may be given to a Member by the Company:

           (i)   personally; or

           (ii) by sending it by post in a pre-paid envelope addressed to the member at his registered address; or

           (iii) by sending it by post to the address, if any, within the United Kingdom, supplied by him to the Company for the giving of notice to him; or

           (iv) by giving it by electronic communication to an address for the time being notified to the Company by the member for that purpose.

     146B. A Member who has no registered address within the United Kingdom, and has not supplied to the Company an address within the United Kingdom, shall not be entitled to receive any notice from the Company. Any Member whose registered address is not within the United Kingdom and who gives the Company an address for the purposes of electronic communications may, at the absolute discretion of the Directors, have notices or documents sent to him at that address.

     146C. A notice of general meeting may, instead of being sent to the Member in any of the ways specified in Article 146A, be given to a Member by the Company by publishing the notice on a web-site, provided that the following conditions are met:

           (i) the Member and the Company have agreed that notices of general meetings may be accessed by him on a web-site instead of being sent to the Member in one of the ways specified in Article 146A; and

           (ii) the Member is given a notification, in the manner agreed for the time being between the Member and the Company, containing the following information:

                (a) the fact that the notice has been published on the web-site;

                (b) the address of the web-site;

                (c) the place on the web-site where the notice may be accessed and how it may be accessed;

                (d) a statement that it concerns a notice of general meeting served in accordance with the Statutes;

                (e) the place, date and time of the general meeting; and

                (f) whether the general meeting is to be an annual or
                    extraordinary general meeting.

A notice given under this Article 146C is deemed to be given at the time of the notification under sub-paragraph (B)(ii) of this Article 146C.

     147. (A) If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised on the same date in at least two daily newspapers with national circulation and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the date of the Meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

     (B) Any notice to the bearer of a warrant or to any other person who holds or is interested in shares in the Company in bearer form or any related coupons or talons shall be sufficiently given if advertised in at least two daily newspapers with a national circulation in the United Kingdom and any such notice shall be deemed given on the day when the advertisement appears.

     (C) Any notice required to be given by the Company to the Members or any of them, and not provided for by or pursuant to these Articles shall be sufficiently given if given by advertisement which shall be inserted once in at least one daily newspaper with a national circulation in the United Kingdom. Such a notice given by advertisement shall be deemed to have been served on the day on which the advertisement appears.

     68. Where a notice or other document is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected at the latest on the day following that on which the letter containing the same is posted (by whatever class); and in proving such service it shall be sufficient to prove that the letter containing the same was properly addressed, stamped and posted.

     148A. (i) Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

           (ii) A notice contained in an electronic communication sent in accordance with these Articles other than a notice given under Article 146C (to which the provisions of Article 146C apply) is deemed to be given at the expiration of 48 hours after the time it was sent.

     149. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

     150. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within the United Kingdom supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

     151. Subject to such restrictions affecting the right to receive notice as are for the time being applicable to the holders of any class of shares, notice of every General Meeting shall be given in any manner hereinbefore authorized to:

          (a) every Member except those Members who (having no registered address within the United Kingdom) have not supplied to the Company an address within the United Kingdom for the giving of notices to them;

          (b)  the Auditor for the time being of the Company;

          (c)  the Directors and (if any) alternate Directors.

No other person shall be entitled to receive notices of General Meetings.

     152. Every person who becomes entitled to a share shall be bound by a notice in respect of that share which, before his name is entered in the Register, has been duly given to a person from whom he derives his title provided that no person who becomes entitled to a share shall be subject to the provisions of Article 76 by reason of any notice served under Section 212 of the Companies Act 1985 on the person from whom he derives his title before his name is entered in the Register.

                                   WINDING UP

     153. If the Company shall be wound up the Liquidator may, with the sanction of an Extraordinary Resolution of the Company and any other sanction required by the Statutes, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                                    INDEMNITY

     154. Subject to the provisions of the Statutes, every Director or other officer or Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution of the duties of his office or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

                              UNTRACED SHAREHOLDERS

     155. (A) The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale shares of a Member or shares to which a person is entitled by transmission if and provided that:

          (i) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the first thereof) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the shares at his address on the Register or other the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission and at least three dividends whether interim or final on or in respect of the shares in question have become payable and no such dividend has been claimed; and

          (ii) the Company shall on expiry of the said period of twelve years have inserted advertisements in both a leading national daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (i) above is located giving notice of its intention to sell the said shares; and

          (iii) during the said period of twelve years and the period of three months following publication of the advertisements the Company shall have received no communication from such Member or person; and

          (iv) notice shall have been given to the London Stock Exchange of its intention to make such sale; and

          (v) at the date of sale and when the instrument of transfer is executed, the shares are in certificated form or, if the shares are in uncertificated form at the date of sale, the sale and transfer comply with the requirements of the Uncertificated Securities Regulations.

     (B)  To give effect to any such sale the Directors may:

                (a) where the shares are in certificated form, authorize any person to execute an instrument of transfer of the shares, and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares; or

                (b) where the shares are in uncertificated form, do all acts and things they consider necessary or expedient to effect the transfer of the shares, which exercise of powers shall be as effective as if exercised by the holder of, or person entitled by transmission to, the shares.

     The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

No:  1101386

                         THE COMPANIES ACTS 1948 TO 1989

                                   ----------

                            COMPANY LIMITED BY SHARES

                                   ----------

                            MEMORANDUM OF ASSOCIATION

                                     - of -

                           DANKA BUSINESS SYSTEMS PLC

ASHURST                               MORRIS                               CRISP
Broadwalk                                                                  House
5 Appold Street
London EC2A 2HA

Tel: 071-638-1111

Fax: 071-972-7900

No:  1101386

                         THE COMPANIES ACTS 1948 to 1989

                        PUBLIC COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

(As altered by Resolution of the Directors passed on 11th September 1981 and by Special Resolution passed on 17th September 1982 and by Special Resolution passed on 1st August 1991)

                                     - of -

                           DANKA BUSINESS SYSTEMS PLC

                                   ----------

1.   The name of the Company is "DANKA BUSINESS SYSTEMS PLC". /1/

2.   The company is to be a public company.

3.   The registered office of the Company will be situated in England and Wales.

4.   The objects for which the Company is established are:

     (A) (i) To act as the holding and coordinating company of the Group of companies of which the Company is for the time being the holding company,

          (ii) To carry on the business of acquiring, holding, selling, endorsing, discounting, or otherwise dealing with or disposing of, shares, stocks, debentures, debenture stock, scrip bonds, mortgages, bills, notes, credits, contracts, certificates, coupons, warrants, and other documents, funds, obligations, securities and investments issued or guaranteed by any company, corporation, society or trust constituted or carrying on business in any part of the world and in the funds or loans or other securities and investments of or issued or guaranteed by any Government, State or

--------

/1/ The name of the Company was changed from New Court Natural Resources PLC to American Business Systems PLC on 20th January 1987, and from American Business Systems PLC to Danka Business Systems PLC on 14th June 1991.

               Dominion, public body or authority, supreme, municipal, local or otherwise, whether at home or abroad.

     (B) To acquire any of the stocks, shares, funds, obligations, securities, investments and other documents before enumerated by original subscription, tender, purchase, participation in syndicates, exchange or otherwise, and whether or not fully paid up and to make payments thereon as called up or in advance of calls or otherwise, and to subscribe for the same either conditionally or otherwise, and to guarantee or underwrite the subscription thereof, and to exercise and enforce all rights and powers conferred by or incident to the ownership hereof, and to vary and transpose from time to time as may be considered expedient any of the Company's investments for the time being.

     (C) To acquire and hold, or lend money upon the security of any land of any tenure wherever situate or of any interest therein.

     (D) To lend and advance money or give credit to any persons, firms, societies or companies upon any terms and either without security or with such security of any kind whatever as may be thought fit.

     (E) To purchase, take on lease or in exchange, hire or otherwise acquire and hold, for any estate or interest, and manage any lands, buildings, servitudes, easements, rights, privileges, concessions, machinery, plant, stock-in-trade and any heritable or moveable real or personal property of any kind.

     (F) To purchase or otherwise acquire any patents, brevets d'invention, licenses, concessions, copyrights, trade marks, designs and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention, process or development which may seem to the Company capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, to use, exercise, develop, grant licenses in respect of or otherwise turn to account any of the same and with a view of the working and development of the same to carry on any business whatsoever, whether manufacturing or otherwise, which the Company may think calculated directly or indirectly to achieve these objects.

     (G) To form, promote, subsidise and assist companies, syndicates or other bodies of all kinds and to issue on commission or otherwise underwrite, subscribe for and take or guarantee the payment of any dividend or interest on any shares, stocks, debentures or other capital or securities or obligations of any such companies, syndicates or other bodies, and to pay or provide for brokerage commission and underwriting in respect of any such issue.

     (H) To enter into partnerships or into any arrangement for sharing profits, union of interests, co-operation, reciprocal concessions or otherwise, with any person or company for the purpose of carrying on business within any of the objects of the Company.

     (I) To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

     (J) To purchase or otherwise acquire and undertake all or any part of the business, property, liabilities and transactions of any person or company carrying on any business which this Company is authorized to carry on, or possessed of property suitable for any of the purposes of the Company.

     (K) To develop, work, improve, manage, lease, mortgage, charge, pledge, turn to account or otherwise deal with all or any part of the property of the Company, to surrender or accept surrender of any lease or tenancy or rights, and to sell the property, business or undertaking of the Company, or any part thereof, for such consideration as the Company may think fit, and in particular for cash or shares, debentures or securities of any other company.

     (L) To construct, erect, maintain, alter, replace or remove any buildings, works, offices, erections, plant, machinery, tools, or equipment as may seem desirable for any of the businesses or in the interests of the Company, and to manufacture, buy, sell and generally deal in any plant, tools, machinery, goods or things of any description which may be conveniently dealt with in connection with any of the Company's objects.

     (M) To manage and conduct the affairs of any companies, firms and persons carrying on business of any kind whatsoever, and in any part of the world.

     (N) To enter into, carry on and participate in financial transactions and operations of all kinds and to take any steps which may be considered expedient for carrying into effect such transactions and operations including, without prejudice to the generality of the foregoing, borrowing and lending money and entering into contracts and arrangements of all kinds.

     (O) To borrow or raise money in such manner as the Company shall think fit and in particular by the issue (whether at par or at a premium or discount and for such consideration as the Company may think fit) of bonds, debentures (payable to bearer or otherwise), mortgages or charges, perpetual or otherwise, and, if the Company thinks fit, charged upon all or any of the Company's property (both present and future) and undertaking including its uncalled capital and further, if so thought fit, convertible into any stock or shares of the Company or any other company, and collaterally or further to secure any obligations of the Company by a trust deed or other assurance.

     (P) To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets and rights present and future and uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary (both as defined by Section 154 of the Companies Act 1948) of the Company or of the Company's holding company or is otherwise associated with the Company in its business.

     (Q) To grant indemnities of every description and to undertake obligations of every description.

     (R) To make, draw, accept, indorse and negotiate bills of exchange or other negotiable instruments and to receive money on deposit or loan.

     (S) To pay all or any expenses incurred in connection with the formation and promotion and incorporation of the Company and to pay commission to and remunerate any person or company for services rendered in underwriting or placing, or assisting to underwrite or place, any of the shares in the Company's capital or any debentures or other security of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

     (T) To pay for any property or rights acquired by the Company either in cash or fully or partly paid-up shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine.

     (U) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by installments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

     (V) To remunerate any person, firm or company rendering services to the Company, whether by cash payment or by the allotment to him it or them of shares or securities of the Company credited as paid in full or in part or otherwise.

     (W) To make loans or donations to such persons and in such cases (and in the case of loans either of cash or of other assets) as the Company may think directly or indirectly conducive to any of its objects or otherwise expedient.

     (X) To distribute among the members in specie any property of the Company or any proceeds of sale, disposal or realisation of any property of the Company but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

     (Y) To subscribe for, purchase or otherwise acquire, take, hold, or sell any shares or stock, bonds, debentures or debenture stock, or other securities or obligations of any company and to invest or lend any of the moneys of the Company not immediately required for its operations in such manner, with or without security, and whether at home or abroad, as the Company may think fit.

     (Z) To amalgamate with any other company whose objects are or include objects similar to those of the Company and on any terms whatsoever.

     (AA) To procure the Company to be registered or recognised in any country or place abroad.

     (BB) To obtain any provisional or other order or Act of Parliament of this country or of the legislature of any other State for enabling the Company to carry any of its objects into effect, or for effecting any modifications of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceeding or application which may seem calculated, directly or indirectly, to prejudice the Company's interests.

     (CC) To appoint any person or persons, firm or firms, company or companies to be the attorney or agent of the Company and to act as agents, managers, secretaries, contractors or in similar capacity.

     (DD) To insure the life of any person who may, in the opinion of the Company, be of value to the Company as having or holding for the Company interests, goodwill or influence or other assets and to pay the premiums on such insurance.

     (EE) To establish and maintain or procure the establishment and maintenance of contributory or non-contributory pension or superannuation funds for the benefit of the persons referred to below, to grant emoluments, pensions, allowances, donations, gratuities and bonuses to such persons and to make payments for or towards insurance on the life or lives of such persons; to establish, subsidise, subscribe to or otherwise support any institution, association, society, club, other establishment, or fund, the support of which may, in the opinion of the Company, be calculated directly or indirectly to benefit the Company or any such persons, or may be connected with any place where the Company carries on business; to institute and maintain any institution, association, society, club or other establishment or profit-sharing scheme calculated to advance the interests of the Company or such persons; to join, participate in and subsidise or assist any association of employers or employees or any trade association; and to prescribe or guarantee money for charitable or benevolent objects or for any public, general or useful object or for any exhibition; the said persons are any persons who are or were at any time in the employment or service of the Company or of any company which is for the time being the holding company or a subsidiary (both as defined by Section 154 of the Companies Act 1948) of the Company or of the Company's holding Company or is otherwise associated with the Company in its business or who are or were at any time directors or officers of the Company or of such other company as aforesaid, and holding or who held any salaried employment or office in the Company or such other company, and the wives, widows, families or dependants of any such persons.

     (FF) To take, make, execute, enter into, commence, carry on, prosecute or defend all steps, contracts, agreements, negotiations, legal and other proceedings, compromises, arrangements and schemes, and to do all other acts, matters and things which shall at any time appear conducive or expedient for the advantage or protection of the Company.

     (GG) (i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund; and (ii) to such extent as may be permitted by law otherwise to indemnify or to except any such person against or from any such liability; for the purposes of this Clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1989.

     (HH) To do all or any of the above things in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

     (II) To do all such acts or things as are incidental or conducive to the attainment of the above objects or any of them.

     It is hereby declared that the word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere and whether now existing or hereafter to be formed, and it is also hereby declared that the objects specified in each sub-clause of this Clause, shall, except when otherwise expressed therein, be in nowise limited or restricted by reference to or inference from the terms of any other sub-clause, or the name of the Company, and none of the sub-clauses shall be deemed merely subsidiary or auxiliary to the objects mentioned in the first sub-clause.

5.   The liability of the members is limited;

*6. The Share Capital of the Company is (pound)100 divided into 100 Ordinary Shares of (pound)1 each with power to increase the capital and to consolidate and sub-divide the same. The Shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, redemption, voting or otherwise.

* By a Special Resolution passed on 7th May, 1973 each of the issued and unissued Ordinary Shares of (pound)1 each were sub-divided into 4 Ordinary Shares of 25p each and by an Ordinary Resolution passed on that day the authorised share capital was increased from (pound)100 to (pound)5,025,000 by the creation of 20,099,600 Ordinary Shares of 25p each.

* By a Special Resolution passed on 7th September, 1977 and pursuant to a Scheme of Arrangement under Section 206 of the Companies Act, 1948 sanctioned by an Order of the High Court of Justice dated 31st October, 1977 the capital of the Company was reduced from (pound)5,025,000 divided into 20,100,000 Ordinary Shares of 25p each to (pound)1,005,000 divided into 20,100,000 ordinary Shares of 5p each.
* By an Ordinary Resolution passed on 13th July, 1981 the authorised share capital of the Company was increased from (pound)1,005,000 to (pound)2,000,000 by the creation of 19,900,000 additional Ordinary Shares of 5p each.
* By an Ordinary Resolution passed on 17th September, 1982 the authorised Share Capital of the Company was increased from (pound)2,000,000 to (pound)2,350,000 by the creation of 7,000,000 additional Ordinary Shares of 5p each.
* By an Ordinary Resolution passed on 15th September, 1986 the authorised share capital of the Company was increased from (pound)2,350,000 to (pound)4,500,000 by the creation of 43,000,000 additional Ordinary Shares of 5p each.
* By an Ordinary Resolution passed on 22nd December, 1986 the authorised share capital of the Company was increased from (pound)4,500,000 to (pound)26,900,000 by the creation of 448,000,000 additional Ordinary Shares of 5p each.
* By a Special Resolution passed on 29th December, 1986 the authorised share capital of the Company was reduced from (pound)26,900,000 to (pound)2,690,000 divided into 53,800,000 Ordinary Shares of 5p each.
     WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names,

                                                 Number of Shares
     NAMES,                                      taken by each
     ADDRESSES AND DESCRIPTIONS                  Subscriber
     OF SUBSCRIBERS                              (in words)
--------------------------------------------------------------------------------
1.   D.T.R. LEWIS,                               One
     Kempson House,
     Camomile Street,
     London EC3A 7AN

     Solicitor
                                       -6-

2.   IAN SWABEY,                                 One
     Kempson House,
     Camomile Street,
     London EC3A 7AN

     Solicitor
--------------------------------------------------------------------------------

Dated  this 1st March,  1973

Witness  to the above  Signatures,

DAVID J, SHAW,
Kempson House,
Camomile Street,
London EC3A 7AN
Solicitor

                                      -7-